Exhibit 4.1

INDENTURE

by and between

CLECO SECURITIZATION I LLC,

Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,

Indenture Trustee and Securities Intermediary

Dated as of             , 2022

TABLE OF CONTENTS

i

SECTION 6.07.	Compensation and Indemnity	50
SECTION 6.08.	Replacement of Indenture Trustee and Securities Intermediary	51
SECTION 6.09.	Successor Indenture Trustee by Merger	52
SECTION 6.10.	Appointment of Co-Trustee or Separate Trustee	53
SECTION 6.11.	Eligibility; Disqualification	54
SECTION 6.12.	Preferential Collection of Claims Against Issuer	54
SECTION 6.13.	Representations and Warranties of Indenture Trustee	55
SECTION 6.14.	Annual Report by Independent Registered Public Accountants	55
SECTION 6.15.	Custody of Trust Estate	55
SECTION 6.16.	FATCA	55
ARTICLE VII Holders’ Lists and Reports		56
SECTION 7.01.	Issuer To Furnish Indenture Trustee Names and Addresses of Holders	56
SECTION 7.02.	Preservation of Information; Communications to Holders	56
SECTION 7.03.	Reports by Issuer	56
SECTION 7.04.	Reports by Indenture Trustee	57
ARTICLE VIII Accounts, Disbursements and Releases		57
SECTION 8.01.	Collection of Money	57
SECTION 8.02.	Collection Account	58
SECTION 8.03.	General Provisions Regarding the Collection Account	61
SECTION 8.04.	Release of Trust Estate	62
SECTION 8.05.	Opinion of Counsel	63
SECTION 8.06.	Reports by Independent Registered Public Accountants	63
ARTICLE IX SUPPLEMENTAL INDENTURES		64
SECTION 9.01.	Supplemental Indentures Without Consent of Holders	64
SECTION 9.02.	Supplemental Indentures with Consent of Holders	65
SECTION 9.03.	Louisiana Commission Condition	66
SECTION 9.04.	Execution of Supplemental Indentures	68
SECTION 9.05.	Effect of Supplemental Indenture	67
SECTION 9.06.	Conformity with Trust Indenture Act	68
SECTION 9.07.	Reference in Storm Recovery Bonds to Supplemental Indentures	68
ARTICLE X MISCELLANEOUS		68
SECTION 10.01.	Compliance Certificates and Opinions, etc.	68
SECTION 10.02.	Form of Documents Delivered to Indenture Trustee	70
SECTION 10.03.	Acts of Holders	71
SECTION 10.04.	Notices, etc., to Indenture Trustee, Issuer and Rating Agencies	71
SECTION 10.05.	Notices to Holders; Waiver	72
SECTION 10.06.	Conflict with Trust Indenture Act	73
SECTION 10.07.	Successors and Assigns	73
SECTION 10.08.	Severability	73
SECTION 10.09.	Benefits of Indenture	73
SECTION 10.10.	Legal Holidays	73
SECTION 10.11.	GOVERNING LAW	73

EXHIBITS

Exhibit A	Form of Storm Recovery Bonds
Exhibit B	Form of Series Supplement
Exhibit C	Servicing Criteria to be Addressed by Indenture Trustee in Assessment of Compliance

APPENDIX

Appendix A	Definitions and Rules of Construction

TRUST INDENTURE ACT CROSS REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10(b)(i)
	(a)(4)	Not applicable
	(a)(5)	6.11
	(b)	6.11
311	(a)	6.12
	(b)	6.12
312	(a)	7.01 and 7.02
	(b)	7.02(b)
	(c)	7.02(c)
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.03(a) and 7.04
	(d)	Not applicable
314	(a)	3.09, 4.01 and 7.03(a)
	(b)	3.06 and 4.01
	(c)(1)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(2)	2.10, 4.01, 8.04(b) and 10.01(a)
	(c)(3)	2.10, 4.01, 4.02 and 10.01(a)
	(d)	8.04(b) and 10.01
	(e)	10.01(a)
	(f)	10.01(a)
315	(a)	6.01(b)(i) and 6.01(b)(ii)

v

Trust Indenture Act Section		Indenture Section
	(b)	6.05
	(c)	6.01(a)
	(d)	6.01(c)(i), 6.01(c)(ii) and SECTION 6.01(c)(iii)
	(e)	5.13
316	(a) (last sentence)	Appendix A – definition of “Outstanding”
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	Not applicable
	(b)	5.07
	(c)	Appendix A – definition of “Record Date”
317	(a)(1)	5.03(a)
	(a)(2)	5.03(c)(iv)
	(b)	3.03
318	(a)	10.06
	(b)	10.06
	(c)	10.06

This CROSS-REFERENCE table shall not, for any purpose, be deemed to be part of this Indenture.

This INDENTURE, dated as of                       , 2022, is by and between CLECO SECURITIZATION I LLC, a Louisiana limited liability company, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as trustee for the benefit of the Holders and in its separate capacity as a securities intermediary.

In consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other party hereto and each of the Holders:

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of Storm Recovery Bonds issuable hereunder, which will be of substantially the tenor set forth in the Series Supplement to this Indenture duly executed and delivered by the Issuer and the Indenture Trustee.

Storm Recovery Bonds shall be non-recourse obligations and shall be secured by the Trust Estate, of which the principal asset is the Storm Recovery Property, and shall be payable solely out of the Storm Recovery Property and other assets in the Trust Estate. If and to the extent that the proceeds of the Storm Recovery Property are insufficient to pay all amounts owing with respect to the Storm Recovery Bonds, then, except as otherwise expressly provided hereunder, the Holders shall have no Claim in respect of such insufficiency against the Issuer or the Indenture Trustee, and the Holders, by their acceptance of the Storm Recovery Bonds, waive any such Claim.

All things necessary to (a) make the Storm Recovery Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the premises herein contained and of the purchase of Storm Recovery Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the Storm Recovery Bonds, the payment of all other amounts due under or in connection with this Indenture (including all fees, expenses, counsel fees and other amounts due and owing to the Indenture Trustee) and the performance and observance of all of the covenants and conditions contained herein or in the Storm Recovery Bonds, has hereby executed and delivered this Indenture and by these presents does hereby and by the Series Supplement will convey, grant, assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Holders, all and singular the property described in the Series Supplement (such property herein referred to as “Trust Estate”).

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Storm Recovery Bonds are to be issued, countersigned and delivered and that all of the Trust Estate is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Holders, as follows:

ARTICLE I

Definitions AND RULES OF CONSTRUCTION; Incorporation by Reference

SECTION 1.01.        Definitions and Rules of Construction. Capitalized terms used but not otherwise defined in this Indenture shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Indenture as if set forth fully in this Indenture. Not all terms defined in Appendix A are used in this Indenture. The rules of construction set forth in Appendix A shall apply to this Indenture and are hereby incorporated by reference into this Indenture as if set forth fully in this Indenture.

SECTION 1.02.        Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Storm Recovery Bonds.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

ARTICLE II

The Storm Recovery Bonds

SECTION 2.01.        Form. The Storm Recovery Bonds and the Indenture Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Storm Recovery Bonds, as evidenced by their execution of the Storm Recovery Bonds.

The Storm Recovery Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Responsible Officer of the Issuer executing the Storm Recovery Bonds, as evidenced by their execution of the Storm Recovery Bonds.

Each Storm Recovery Bond shall be dated the date of its authentication.

SECTION 2.02.        Denominations: Storm Recovery Bonds. The Storm Recovery Bonds shall be issuable in the Authorized Denominations specified in the Series Supplement.

The Storm Recovery Bonds shall, at the election of and as authorized by a Responsible Officer of the Issuer, and set forth in the Series Supplement, be issued in one or more tranches, and shall be designated generally as the “Series 2022-A Senior Secured Storm Recovery Bonds” of the Issuer, with such further particular designations added or incorporated in such title for the Storm Recovery Bonds of any particular tranche as a Responsible Officer of the Issuer may determine. All Storm Recovery Bonds shall be identical in all respects except for the denominations thereof, the Holder thereof, the numbering thereon and the legends thereon, unless the Storm Recovery Bonds are comprised of one or more tranches, in which case all of the Storm Recovery Bonds of the same tranche shall be identical in all respects except for the denominations thereof, the Holder thereof, the numbering thereon, the legends thereon and the CUSIP number thereon. All Storm Recovery Bonds and of a particular tranche shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

The Storm Recovery Bonds shall be created by the Series Supplement authorized by a Responsible Officer of the Issuer, which shall specify and establish the terms and provisions thereof, including the following (which terms and provisions may differ as between tranches):

(a)               designation of the tranches thereof;

(b)               the principal amount of each tranche;

(c)               the Bond Interest Rate of each tranche thereof or the formula, if any, used to calculate Bond Interest Rate or Bond Interest Rates for each tranche thereof;

(d)               the Payment Dates for each tranche thereof;

(e)               the Scheduled Payment Dates for each tranche;

(f)                the Scheduled Final Payment Date(s) of each tranche;

(g)               the Final Maturity Date of each tranche;

(h)               the authentication and delivery date;

(i)                the Authorized Denominations;

(j)                the Expected Sinking Fund Schedule of each tranche;

(k)               the place or places for the payment of interest, principal and premium, if different than set forth in Section 2.08;

(l)                any additional Holders;

(m)              the identity of the Indenture Trustee;

(n)               the Trust Estate;

(o)               whether or not the Storm Recovery Bonds are to be Book-Entry Storm Recovery Bonds and the extent to which Section 2.11 should apply; and

(p)               any other terms of the Storm Recovery Bonds (or tranches thereof) that are not inconsistent with the provisions of this Indenture.

SECTION 2.03.        Execution, Authentication and Delivery. The Storm Recovery Bonds shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Storm Recovery Bonds may be manual, electronic or facsimile.

Storm Recovery Bonds bearing the manual, electronic or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Storm Recovery Bonds or did not hold such offices at the date of the Storm Recovery Bonds.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Storm Recovery Bonds executed by the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the Indenture Trustee shall authenticate and deliver the Storm Recovery Bonds as in this Indenture provided and not otherwise.

No Storm Recovery Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Storm Recovery Bond a certificate of authentication substantially in the form provided for therein executed by the Indenture Trustee by the manual, electronic or facsimile signature of one of its authorized signatories, and such certificate upon any Storm Recovery Bond shall be conclusive evidence, and the only evidence, that such Storm Recovery Bond has been duly authenticated and delivered hereunder.

The words “execution,” signed,” signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 2.04.        Temporary Storm Recovery Bonds. Pending the preparation of Definitive Storm Recovery Bonds pursuant to Section 2.13, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Storm Recovery Bonds that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Storm Recovery Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture and the Series Supplement as the officers executing the Storm Recovery Bonds may determine, as evidenced by their execution of the Storm Recovery Bonds.

If Temporary Storm Recovery Bonds are issued, the Issuer will cause Definitive Storm Recovery Bonds to be prepared without unreasonable delay. After the preparation of Definitive Storm Recovery Bonds, the Temporary Storm Recovery Bonds shall be exchangeable for Definitive Storm Recovery Bonds upon surrender of the Temporary Storm Recovery Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Storm Recovery Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Storm Recovery Bonds of authorized denominations. Until so delivered in exchange, the Temporary Storm Recovery Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Storm Recovery Bonds.

SECTION 2.05.        Registration; Registration of Transfer and Exchange of Storm Recovery Bonds. The Issuer shall cause to be kept a register (the “Storm Recovery Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Storm Recovery Bonds and the registration of transfers of Storm Recovery Bonds. The Indenture Trustee shall be “Storm Recovery Bond Registrar” for the purpose of registering the Storm Recovery Bonds and transfers of Storm Recovery Bonds as herein provided. Upon any resignation of any Storm Recovery Bond Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Storm Recovery Bond Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Storm Recovery Bond Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Storm Recovery Bond Registrar and of the location, and any change in the location, of the Storm Recovery Bond Register, and the Indenture Trustee shall have the right to inspect the Storm Recovery Bond Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Storm Recovery Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of the Storm Recovery Bonds (separately stated by tranche).

Upon surrender for registration of transfer of any Storm Recovery Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Storm Recovery Bonds in any Authorized Denominations, of the same tranche and aggregate principal amount.

At the option of the Holder, Storm Recovery Bonds may be exchanged for other Storm Recovery Bonds in any Authorized Denominations, of the same tranche and aggregate principal amount, upon surrender of the Storm Recovery Bonds to be exchanged at such office or agency as provided in Section 3.02. Whenever any Storm Recovery Bonds are so surrendered for exchange, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute, and, upon any such execution, the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Storm Recovery Bonds that the Holder making the exchange is entitled to receive.

All Storm Recovery Bonds issued upon any registration of transfer or exchange of other Storm Recovery Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Storm Recovery Bonds surrendered upon such registration of transfer or exchange.

Every Storm Recovery Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by: (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution that is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee; and (b) such other documents as the Indenture Trustee may require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Storm Recovery Bonds, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge or any fees or expenses of the Indenture Trustee that may be imposed in connection with any registration of transfer or exchange of Storm Recovery Bonds, other than exchanges pursuant to Section 2.04 or Section 2.06 not involving any transfer.

The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make, and the Storm Recovery Bond Registrar need not register, transfers or exchanges of any Storm Recovery Bond that has been submitted within fifteen (15) days preceding the due date for any payment with respect to such Storm Recovery Bond until after such due date has occurred.

SECTION 2.06.        Mutilated, Destroyed, Lost or Stolen Storm Recovery Bonds. If (a) any mutilated Storm Recovery Bond is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Storm Recovery Bond and (b) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Storm Recovery Bond Registrar or the Indenture Trustee that such Storm Recovery Bond has been acquired by a Protected Purchaser, the Issuer shall, provided that the requirements of Section 8-401 of the UCC are met, execute, and, upon the Issuer’s written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Storm Recovery Bond, a replacement Storm Recovery Bond of like Series, tranche and principal amount, bearing a number not contemporaneously outstanding; provided, however, that, if any such destroyed, lost or stolen Storm Recovery Bond, but not a mutilated Storm Recovery Bond, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Storm Recovery Bond, the Issuer may pay such destroyed, lost or stolen Storm Recovery Bond when so due or payable without surrender thereof. If, after the delivery of such replacement Storm Recovery Bond or payment of a destroyed, lost or stolen Storm Recovery Bond pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original Storm Recovery Bond in lieu of which such replacement Storm Recovery Bond was issued presents for payment such original Storm Recovery Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Storm Recovery Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Storm Recovery Bond from such Person to whom such replacement Storm Recovery Bond was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Storm Recovery Bond under this Section 2.06, the Issuer and/or the Indenture Trustee may require the payment by the Holder of such Storm Recovery Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Storm Recovery Bond Registrar) in connection therewith.

Every replacement Storm Recovery Bond issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Storm Recovery Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Storm Recovery Bond shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Storm Recovery Bonds duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Storm Recovery Bonds.

SECTION 2.07.        Persons Deemed Owner. Prior to due presentment for registration of transfer of any Storm Recovery Bond, the Issuer, the Indenture Trustee, the Storm Recovery Bond Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Storm Recovery Bond is registered (as of the day of determination) as the owner of such Storm Recovery Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Storm Recovery Bond and for all other purposes whatsoever, whether or not such Storm Recovery Bond be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.08.        Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved.

(a)               The Storm Recovery Bonds shall accrue interest as provided in the Series Supplement at the applicable Bond Interest Rate, and such interest shall be payable on each applicable Payment Date. Any installment of interest, principal or premium, if any, payable on any Storm Recovery Bond that is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Storm Recovery Bond (or one or more Predecessor Storm Recovery Bonds) is registered on the Record Date for the applicable Payment Date by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder (or by wire transfer to an account maintained by such Holder) in accordance with payment instructions delivered to the Indenture Trustee by such Holder, and, with respect to Book-Entry Storm Recovery Bonds, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Storm Recovery Bond unless and until such Global Storm Recovery Bond is exchanged for Definitive Storm Recovery Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Storm Recovery Bond on a Payment Date, which shall be payable as provided below.

(b)               The principal of each Storm Recovery Bond of each tranche shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date specified in the Series Supplement; provided, that installments of principal not paid when scheduled to be paid in accordance with the Expected Sinking Fund Schedule shall be paid upon receipt of money available for such purpose, in the order set forth in the Expected Sinking Fund Schedule. Failure to pay principal in accordance with such Expected Sinking Fund Schedule because moneys are not available pursuant to Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture; provided, however, that failure to pay the entire unpaid principal amount of the Storm Recovery Bonds of a tranche upon the Final Maturity Date for the Storm Recovery Bonds of such tranche shall constitute an Event of Default under this Indenture as set forth in Section 5.01. Notwithstanding the foregoing, the entire unpaid principal amount of the Storm Recovery Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of Storm Recovery Bonds representing a majority of the Outstanding Amount of Storm Recovery Bonds have declared the Storm Recovery Bonds to be immediately due and payable in the manner provided in Section 5.02. All payments of principal and premium, if any, on the Storm Recovery Bonds shall be made pro rata to the Holders entitled thereto unless otherwise provided in the Series Supplement. The Indenture Trustee shall notify the Person in whose name a Storm Recovery Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on the Storm Recovery Bond will be paid. Such notice shall be mailed no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Storm Recovery Bond and shall specify the place where such Storm Recovery Bond may be presented and surrendered for payment of such installment.

(c)                If interest on the Storm Recovery Bonds is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Bond Interest Rate to the extent lawful) to the Persons who are Holders on a subsequent Special Record Date, which date shall be at least fifteen (15) Business Days prior to the Special Payment Date. The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least ten (10) days before any such Special Record Date, the Issuer shall mail to each affected Holder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

SECTION 2.09.        Cancellation. All Storm Recovery Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Storm Recovery Bonds previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Storm Recovery Bonds so delivered shall be promptly canceled by the Indenture Trustee. No Storm Recovery Bonds shall be authenticated in lieu of or in exchange for any Storm Recovery Bonds canceled as provided in this Section 2.09, except as expressly permitted by this Indenture. All canceled Storm Recovery Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 2.10.        Outstanding Amount; Authentication and Delivery of Storm Recovery Bonds. The aggregate Outstanding Amount of Storm Recovery Bonds that may be authenticated and delivered under this Indenture shall not exceed the aggregate of the amount of Storm Recovery Bonds that are authorized in the Financing Order, together with any Subsequent Financing Order, if any, but otherwise shall be unlimited.

Storm Recovery Bonds may at any time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and upon delivery by the Issuer to the Indenture Trustee of the following (and if applicable, subject further to the requirements of Section 3.21):

(a)                Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the Storm Recovery Bonds by the Indenture Trustee and specifying the principal amount of Storm Recovery Bonds to be authenticated.

(b)               Authorizations. Copies of (i) the Financing Order, which shall be in full force and effect and be Final, (ii) certified resolutions of the Managers or Member of the Issuer authorizing the execution and delivery of the Series Supplement and the execution, authentication and delivery of the Storm Recovery Bonds and (iii) the Series Supplement duly executed by the Issuer.

(c)                Opinion Letters. An opinion letter or opinion letters, which may be delivered by one or more counsel for the Issuer, for the Servicer, or for the Seller, dated the Closing Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, covering the following opinion points (i) all conditions precedent provided for in this Indenture relating to (A) the authentication and delivery of the Storm Recovery Bonds and (B) the execution of the Series Supplement to this Indenture dated the Closing Date have been complied with, (ii) the execution of the Series Supplement is permitted by this Indenture, (iii) such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, including the execution and filing of such filings (including financing statements and continuation statements) with the appropriate governmental filing office pursuant to the Securitization Act and the Financing Order, as is necessary to perfect and make effective the Lien and the perfected security interest created by this Indenture and the Series Supplement, and, based on a review of a current report of a search of the appropriate governmental filing office, no other Lien that can be perfected solely by the filing of financing statements under the applicable Uniform Commercial Code ranks equal or prior to the Lien of the Indenture Trustee in the Trust Estate, and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make effective the Lien, together with the other Opinions of Counsel described in Sections [•] through [•] of the Underwriting Agreement.

(d)               Authorizing Certificate. An Officer’s Certificate, dated the Closing Date, of the Issuer certifying that (i) the Issuer has duly authorized the execution and delivery of this Indenture and the Series Supplement and the execution and delivery of the Storm Recovery Bonds and (ii) the Series Supplement is in the form attached thereto and complies with the requirements of Section 2.02.

(e)                The Trust Estate. The Issuer shall have made or caused to be made all filings with the Louisiana Filing Officer pursuant to the Financing Order and the Securitization Act and all other filings necessary to perfect the Grant of the Trust Estate to the Indenture Trustee and the Lien of this Indenture and the Series Supplement, including UCC financing statements in Louisiana.

(f)                Certificates of the Issuer and the Seller.

(i)                 An Officer’s Certificate from the Issuer, dated as of the Closing Date:

(A)           to the effect that (1) the Issuer is not in Default under this Indenture and that the issuance of the Storm Recovery Bonds will not result in any Default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Financing Order or any indenture, mortgage, credit agreement or other agreement or instrument to which the Issuer is a party or by which it or its properties is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its properties may be bound or to which it or its properties may be subject and (2) all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the Storm Recovery Bonds have been complied with;

(B)            to the effect that: the Issuer has not assigned any interest or participation in the Trust Estate except for the Grant contained in this Indenture and the Series Supplement; the Issuer has the power and right to Grant the Trust Estate to the Indenture Trustee as security hereunder and thereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee a first priority perfected security interest in all of its right, title and interest in and to the Trust Estate free and clear of any Lien arising as a result of actions of the Issuer or through the Issuer (except for any Lien created by the Issuer under the Basic Documents in favor of the Holders and in accordance with Section 1231 of the Securitization Act);

(C)            to the effect that the Issuer has appointed the firm of Independent registered public accountants as contemplated in Section 8.06;

(D)            to the effect that the Sale Agreement, the Servicing Agreement, and the Administration Agreement are, to the knowledge of the Issuer (and assuming such agreements are enforceable against all parties thereto other than the Issuer and Cleco Power), in full force and effect and, to the knowledge of the Issuer, that no party is in default of its obligations under such agreements;

(E)            certifying that the Storm Recovery Bonds have received the ratings from the Rating Agencies if required by the Underwriting Agreement as a condition to the issuance of the Storm Recovery Bonds; and

(F)            stating that (i) all conditions precedent provided for in this Indenture relating to (a) the authentication and delivery of the Storm Recovery Bonds, and (b) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture, have been compiled with, (ii) the execution of the Series Supplement to this Indenture dated as of the date of this Indenture is authorized or permitted by this Indenture, and (iii) the Issuer has delivered the documents required under this Section 2.10 and has otherwise satisfied the requirements set out in this Section 2.10, including, but not limited to, complying with Section 2.10(f)(i) hereof.

(ii)               An officer’s certificate from the Seller, dated as of the Closing Date, to the effect that:

(A)           in the case of the Storm Recovery Property identified in the Bill of Sale, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale Agreement: the Seller was the original and the sole owner of the Storm Recovery Property, free and clear of any Lien; the Seller had not assigned any interest or participation in the Storm Recovery Property and the proceeds thereof other than to the Issuer pursuant to the Sale Agreement; the Seller has the power, authority and right to own, sell and assign such Storm Recovery Property and the proceeds thereof to the Issuer; the Seller has its chief executive office in the State of Louisiana and is a registered organization as defined in the Louisiana UCC; and the Seller, subject to the terms of the Sale Agreement, has validly sold and assigned to the Issuer all of its right, title and interest in, to and under the Storm Recovery Property and the proceeds thereof, free and clear of any Lien (except for any Lien created by the Issuer under the Basic Documents in favor of the Holders and in accordance with Section 1231 of the Securitization Act) and such sale and assignment is absolute and irrevocable and has been perfected;

(B)            immediately prior to the conveyance of the Storm Recovery Property identified in the Bill of Sale to the Issuer pursuant to the Sale Agreement, the attached copy of the Financing Order, creating the Storm Recovery Property is true and complete and is in full force and effect; and

(C)            the Required Capital Amount has been deposited or caused to be deposited by the Seller with the Indenture Trustee for crediting to the Capital Subaccount.

(g)               Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement.

(h)               Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.

SECTION 2.11.        Book-Entry Storm Recovery Bonds. Unless the Series Supplement provides otherwise, all of the Storm Recovery Bonds shall be issued in Book-Entry Form, and the Issuer shall execute and the Indenture Trustee shall, in accordance with this Section 2.11 and the Issuer Order, authenticate and deliver one or more Global Storm Recovery Bonds, evidencing the Storm Recovery Bonds, which (a) shall be an aggregate original principal amount equal to the aggregate original principal amount of the Storm Recovery Bonds to be issued pursuant to the Issuer Order, (b) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depository Trust Company, the initial Clearing Agency, (c) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions and (d) shall bear a legend substantially to the effect set forth in Exhibit A to the Form of Series Supplement.

Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a “clearing agency” registered under the Exchange Act and any other applicable statute or regulation.

No Holder of Storm Recovery Bonds issued in Book-Entry Form shall receive a Definitive Storm Recovery Bond representing such Holder’s interest in any of the Storm Recovery Bonds, except as provided in Section 2.13. Unless (and until) certificated, fully registered Storm Recovery Bonds (the “Definitive Storm Recovery Bonds”) have been issued to the Holders pursuant to Section 2.13 or pursuant to the Series Supplement relating thereto:

(i)                 the provisions of this Section 2.11 shall be in full force and effect;

(ii)               the Issuer, the Servicer, the Paying Agent, the Storm Recovery Bond Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Storm Recovery Bonds and the giving of instructions or directions hereunder) as the authorized representative of the Holders;

(iii)              to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(iv)             the rights of Holders shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by applicable law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Letter of Representations, unless and until Definitive Storm Recovery Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Storm Recovery Bonds to such Clearing Agency Participants; and

(v)               whenever this Indenture requires or permits actions to be taken based upon instruction or directions of the Holders evidencing a specified percentage of the Outstanding Amount of Storm Recovery Bonds, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Holders and/or the Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Storm Recovery Bonds and has delivered such instructions to a Responsible Officer of the Indenture Trustee.

SECTION 2.12.        Notices to Clearing Agency. Unless and until Definitive Storm Recovery Bonds shall have been issued to Holders pursuant to Section 2.13, whenever notice, payment or other communications to the holders of Book-Entry Storm Recovery Bonds is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent, as applicable, shall make all such payments to, and give all such notices and communications specified herein, to the Clearing Agency.

SECTION 2.13.        Definitive Storm Recovery Bonds. If (a) (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (ii) the Issuer is unable to locate a qualified successor Clearing Agency, (b) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default hereunder, Holders holding a majority of the Outstanding Amount of Storm Recovery Bonds maintained as Book-Entry Storm Recovery Bonds advise the Indenture Trustee, the Issuer and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders, the Issuer shall notify the Clearing Agency, the Indenture Trustee and all such Holders in writing of the occurrence of any such event and of the availability of Definitive Storm Recovery Bonds to the Holders requesting the same. Upon surrender to the Indenture Trustee of the Global Storm Recovery Bonds by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Storm Recovery Bonds in accordance with the instructions of the Clearing Agency. None of the Issuer, the Storm Recovery Bond Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Storm Recovery Bonds, the Indenture Trustee shall recognize the Holders of the Definitive Storm Recovery Bonds as Holders hereunder without need for any consent or acknowledgement from the Holders.

Definitive Storm Recovery Bonds will be transferable and exchangeable at the offices of the Storm Recovery Bond Registrar.

SECTION 2.14.        CUSIP Number. The Issuer in issuing any Storm Recovery Bonds may use a “CUSIP” number and, if so used, the Indenture Trustee shall use the CUSIP number provided to it by the Issuer in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Storm Recovery Bonds and that reliance may be placed only on the other identification numbers printed on the Storm Recovery Bonds. The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any Storm Recovery Bond.

SECTION 2.15.        Letter of Representations. The Issuer shall comply with the terms of each Letter of Representations applicable to the Issuer.

SECTION 2.16.        Tax Treatment. The Issuer and the Indenture Trustee, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Storm Recovery Bond, by acquiring any Storm Recovery Bond or interest therein, (a) express their intention that, solely for the purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Storm Recovery Bonds qualify under applicable tax law as indebtedness of the Member secured by the Trust Estate and (b) solely for the purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Storm Recovery Bonds are outstanding, agree to treat the Storm Recovery Bonds as indebtedness of the Member secured by the Trust Estate unless otherwise required by appropriate taxing authorities.

SECTION 2.17.        State Pledge and Louisiana Commission Pledge. Each Storm Recovery Bond shall state that the Securitization Act provides that the State of Louisiana pledges “to and agrees with bondholders, the owners of storm recovery property, and other financing parties that the state will not:

(1)	Alter the provisions of this Part [the Securitization Act] which authorize the commission to create a contract right by the issuance of a financing order, to create storm recovery property, and to make the storm recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges;

(2)	Take or permit any action that impairs or would impair the value of the storm recovery property; or

(3)	Except as allowed under this Section [Section 1234 the Securitization Act] and except for adjustments under any true-up mechanism established by the commission, reduce, alter, or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related storm recovery bonds have been paid and performed in full. Nothing in this Paragraph shall preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and full protection of the holders of storm recovery bonds and any assignee or financing party.”

In addition, each Storm Recovery Bond shall state that the Financing Order provides that the Louisiana Commission “covenants, pledges and agrees it thereafter shall not amend, modify, or terminate th[e] Financing Order by any subsequent action, or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges approved in th[e] Financing Order, or in any way reduce or impair the value of the storm recovery property created by th[e] Financing Order, except as may be contemplated by a refinancing authorized in strict accordance with the Securitization Act by a subsequent order of the Commission or by the periodic true up adjustments authorized by th[e] Financing Order, until the indefeasible payment in full of the storm recovery bonds and the related financing costs.”

The Issuer hereby acknowledges that the purchase of any Storm Recovery Bond by a Holder or the purchase of any beneficial interest in a Storm Recovery Bond by any Person and the Indenture Trustee’s obligations to perform hereunder are made in reliance on such agreement and pledge by the State of Louisiana and the Louisiana Commission.

SECTION 2.18.        Security Interests. The Issuer hereby makes the following representations and warranties. Other than the security interests granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in the Trust Estate and no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of the Trust Estate is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Holders in connection with this Indenture. This Indenture constitutes a valid and continuing lien on, and first priority perfected security interest in, the Trust Estate in favor of the Indenture Trustee on behalf of the Holders, which lien and security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. With respect to the Trust Estate, this Indenture, together with the Series Supplement, creates a valid and continuing first priority perfected security interest (as defined in the UCC) in the Trust Estate, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Issuer has good and marketable title to the Trust Estate free and clear of any Lien of any Person (except for any Lien created by the Issuer under the Basic Documents in favor of the Holders and in accordance with Section 1231 of the Securitization Act). The Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the Trust Estate granted to the Indenture Trustee, for the benefit of the Holders. The Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Estate granted to the Indenture Trustee. The Issuer has not authorized the filing of and is not aware, after due inquiry, of any financing statements against the Issuer that include a description of the Trust Estate other than those filed in favor of the Indenture Trustee. The Issuer is not aware of any judgment or tax lien filings against the Issuer. The Collection Account (including all subaccounts thereof other than the Capital Subaccount) constitutes a “securities account” within the meaning of the UCC and the Capital Subaccount constitutes a “deposit account” within the meaning of the UCC. The Issuer has taken all steps necessary to cause the Securities Intermediary of each such securities account to identify in its records the Indenture Trustee as the Person having a security entitlement against the Securities Intermediary in such securities account, no Collection Account is in the name of any Person other than the Indenture Trustee, and the Issuer has not consented to the Securities Intermediary of the Collection Account to comply with entitlement orders of any Person other than the Indenture Trustee. All of the Trust Estate constituting investment property has been and will have been credited to the Collection Account or a subaccount thereof, and the Securities Intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account (other than cash) as “financial assets” within the meaning of the UCC and cash will be allocated to the Capital Subaccount. Accordingly, the Indenture Trustee has a first priority perfected security interest in the Collection Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto. The representations and warranties set forth in this Section 2.18 shall survive the execution and delivery of this Indenture and the issuance of the Storm Recovery Bonds, shall be deemed re-made on each date on which any funds in the Collection Account are distributed to the Issuer as provided in Section 8.04 or otherwise released from the Lien of this Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

ARTICLE III

Covenants

SECTION 3.01.        Payment of Principal, Premium, if any, and Interest. The principal of and premium, if any, and interest on the Storm Recovery Bonds shall be duly and punctually paid by the Issuer, or the Servicer on behalf of the Issuer, in accordance with the terms of the Storm Recovery Bonds and this Indenture and the Series Supplement; provided, that, except on a Final Maturity Date of a tranche or upon the acceleration of the Storm Recovery Bonds following the occurrence of an Event of Default, the Issuer shall only be obligated to pay the principal of such Storm Recovery Bonds on each Payment Date therefor to the extent moneys are available for such payment pursuant to Section 8.02. Amounts properly withheld under the Code, the Treasury regulations promulgated thereunder or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

SECTION 3.02.        Maintenance of Office or Agency. The Issuer shall initially maintain in Pineville, Louisiana an office or agency where Storm Recovery Bonds may be surrendered for registration of transfer or exchange. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes, and the Corporate Trust Office of the Indenture Trustee shall serve as the offices provided above in this Section 3.02. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders.

SECTION 3.03.        Money for Payments To Be Held in Trust. As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Storm Recovery Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(e) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments with respect to any Storm Recovery Bonds shall be paid over to the Issuer except as provided in this Section 3.03 and Section 8.02.

Each Paying Agent shall meet the eligibility criteria set forth for any Indenture Trustee under Section 6.11. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(a)                hold all sums held by it for the payment of amounts due with respect to the Storm Recovery Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)               give the Indenture Trustee unless the Indenture Trustee is the Paying Agent, the Louisiana Commission and the Rating Agencies written notice of any Default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Storm Recovery Bonds;

(c)                at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)               immediately, with notice to the Rating Agencies, resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Storm Recovery Bonds if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and

(e)               comply with all requirements of the Code, the Treasury regulations promulgated thereunder and other tax laws with respect to the withholding from any payments made by it on any Storm Recovery Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheatment of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Storm Recovery Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon receipt of an Issuer Request; and, subject to Section 10.14, the Holder of such Storm Recovery Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the written direction and expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.04.        Existence. The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Louisiana (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the other Basic Documents, the Storm Recovery Bonds, the Trust Estate and each other instrument or agreement referenced herein or therein.

SECTION 3.05.        Protection of Trust Estate. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the Louisiana Filing Officer pursuant to the Financing Order or to the Securitization Act and all financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable, to:

(a)                maintain or preserve the Lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(b)               perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(c)               enforce any of the Trust Estate;

(d)               preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Holders in the Trust Estate against the Claims of all Persons, including a challenge by any party to the validity or enforceability of the Financing Order, the Storm Recovery Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the Louisiana Commission or the State of Louisiana of any of its obligations or duties under the Securitization Act, the State Pledge, the Louisiana Commission Pledge, or the Financing Order, as the case may be; and

(e)                pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

The Indenture Trustee is specifically permitted and authorized, but not required to file financing statements covering the Trust Estate, including financing statements that describe the Trust Estate as “all assets” or “all personal property” of the Issuer; provided, however, that such authorization shall not be deemed to be an obligation.

SECTION 3.06.        Opinions as to Trust Estate.

(a)                Not later than March 31 of each calendar year beginning with March 31, 2023, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents, including the execution and filing of such filings (including financing statements and continuation statements) with the Louisiana Filing Officer pursuant to the Securitization Act and the Financing Order, as is necessary to maintain the Lien and the perfected security interest created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents including the execution and filing of any filings of financing statements and continuation statements with the Louisiana Filing Officer that will, in the opinion of such counsel, be required within the 12-month period following the date of such opinion to maintain the Lien and the perfected security interest created by this Indenture.

(b)               Prior to the effectiveness of any amendment to the Sale Agreement or the Servicing Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer either (i) stating that, in the opinion of such counsel, all filings, including UCC financing statements and other filings with the Louisiana Filing Officer pursuant to the Securitization Act or the applicable Financing Order have been executed and filed that are necessary fully to preserve and protect the Lien and the perfected security interest created by this Indenture, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect the Lien.

SECTION 3.07.        Performance of Obligations; Servicing; SEC Filings.

(a)               The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Trust Estate and (ii) shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, the Series Supplement, the Sale Agreement, the Servicing Agreement, or such other instrument or agreement.

(b)               The Issuer may contract with other Persons selected with due care to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer’s Certificate shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

(c)               The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Series Supplement, the other Basic Documents and the instruments and agreements included in the Trust Estate, including filing or causing to be filed all filings with the Louisiana Filing Officer pursuant to the Securitization Act or the Financing Order, all UCC financing statements and all continuation statements required to be filed by it by the terms of this Indenture, the Series Supplement, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(d)               If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Issuer shall promptly give written notice thereof to the Indenture Trustee, the Louisiana Commission and the Rating Agencies and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such Servicer Default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Storm Recovery Property or the Storm Recovery Charges, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e)               As promptly as possible after the giving of notice of termination to the Servicer and the Rating Agencies of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Indenture Trustee shall, at the written direction either (a) of the Holders evidencing a majority of the Outstanding Amount of the Storm Recovery Bonds, or (b) of the Louisiana Commission, appoint a successor Servicer (the “Successor Servicer”) with the Issuer’s prior written consent thereto (which shall not be unreasonably withheld), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of the Servicing Agreement and the Financing Order relating to a Successor Servicer. If, within thirty (30) days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee may petition the Louisiana Commission or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, Cleco Power may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 6.07 and Section 8.12 of the Servicing Agreement and in the Financing Order.

(f)                Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the Louisiana Commission, the Holders and the Rating Agencies. As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuer, the Louisiana Commission, the Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)               The Issuer shall (or shall cause Cleco Power to) post on its website (which for this purpose may be the website of any direct or indirect parent company of the Issuer) and, to the extent consistent with the Issuer’s and Cleco Power’s obligations under applicable law, file with or furnish to the SEC in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the following information (other than any such information filed with the SEC and publicly available to investors unless the Issuer specifically requests such items to be posted) with respect to the Outstanding Storm Recovery Bonds, in each case to the extent such information is reasonably available to the Issuer:

(i)                a statement reporting the balances in the Collection Account and in each subaccount of the Collection Account as of all Payment Dates (to be included on the next Form 10-D filed) and as of the end of each year (to be included on the next Form 10-K filed);

(ii)               the Semi-Annual Servicer’s Certificate as required to be submitted pursuant to the Servicing Agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K, or successor forms thereto);

(iii)               the Monthly Servicer’s Certificate as required to be submitted pursuant to the Servicing Agreement;

(iv)              the text (or a link to the website where a reader can find the text) of each filing of a True-Up Adjustment and the results of each such filing;

(v)               any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies;

(vi)             material legislative enactment or regulatory order or rule directly relevant to the Outstanding Storm Recovery Bonds (to be filed or furnished in a Form 8-K); and

(vii)             any reports and other information that the Issuer is required to file with the SEC under the Exchange Act, including but not limited to periodic and current reports related to the Storm Recovery Bonds consistent with the disclosure and reporting regime established in Regulation AB.

Notwithstanding the foregoing, nothing herein shall preclude the Issuer from voluntarily suspending or terminating its filing obligations as Issuer with the SEC to the extent permitted by applicable law. Any such reports or information delivered to the Indenture Trustee for purposes of this Section 3.07(g) is for informational purposes only, and the Indenture Trustee’s receipt of such reports or information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to conclusively rely on an Officer’s Certificate).

(h)               The Issuer shall direct the Indenture Trustee to post on the Indenture Trustee’s website for investors (based solely on information set forth in the Semi-Annual Servicer’s Certificate) with respect to the Outstanding Storm Recovery Bonds, to the extent such information is set forth in the Semi-Annual Servicer’s Certificate, a statement showing the balance of Outstanding Storm Recovery Bonds that reflects the actual payments made on the Storm Recovery Bonds during the applicable period.

The address of the Indenture Trustee’s website for investors is https://gctinvestorreporting.bnymellon.com. The Indenture Trustee shall immediately notify the Issuer, the Louisiana Commission, the Holders and the Rating Agencies of any change to the address of the website for investors.

(i)                The Issuer shall make all filings required under the Financing Order relating to the transfer of the ownership or security interest in the Storm Recovery Property other than those required to be made by the Seller or the Servicer pursuant to the Basic Documents.

SECTION 3.08.        Certain Negative Covenants. So long as Storm Recovery Bonds are Outstanding, the Issuer shall not:

(a)                except as expressly permitted by this Indenture and the other Basic Documents, or in connection with the issuance of Additional Series, sell, transfer, convey, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless in accordance with Article V;

(b)               claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Storm Recovery Bonds (other than amounts properly withheld from such payments under the Code, the Treasury regulations promulgated thereunder or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c)                terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;

(d)               (i) permit the validity or effectiveness of this Indenture or the other Basic Documents to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Storm Recovery Bonds under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due) or (iii) permit the Lien of this Indenture not to constitute a valid first priority perfected security interest in the Trust Estate;

(e)               elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes or otherwise take any action, file any tax return or make any election inconsistent with the treatment of the Issuer, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer;

(f)               change its name, identity or structure or the location of its chief executive office or state of formation, unless at least ten (10) Business Days prior to the effective date of any such change the Issuer delivers to the Indenture Trustee (with copies to the Rating Agencies) such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture;

(g)               take any action that is subject to a Rating Agency Condition without satisfying the Rating Agency Condition;

(h)             except to the extent permitted by applicable law, voluntarily suspend or terminate its filing obligations with the SEC as described in Section 3.07(g); or

(i)                issue any debt obligations other than storm recovery bonds permitted by this Indenture.

SECTION 3.09.        Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, the Louisiana Commission and the Rating Agencies not later than March 31 of each year (commencing with March 31, 2023), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:

(a)                a review of the activities of the Issuer during the preceding twelve (12) months ended December 31 (or, in the case of the first such Officer’s Certificate, since the date hereof) and of performance under this Indenture has been made; and

(b)               to the best of such Responsible Officer’s knowledge, based on such review, the Issuer has in all material respects complied with all conditions and covenants under this Indenture throughout such 12-month period (or such shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

SECTION 3.10.        Issuer May Consolidate, etc., Only on Certain Terms.

(a)               The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)                the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture and the Series Supplement on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, and (C) assume all obligations and succeed to all rights of the Issuer under the Sale Agreement, Servicing Agreement and the other Basic Document to which the Issuer is a party;

(ii)             immediately after giving effect to such merger or consolidation, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)              the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;

(iv)             the Issuer shall have delivered to Cleco Power, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to Cleco Power and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph)) to the effect that the consolidation or merger will not result in a material adverse U.S. federal or state income tax consequence to the Issuer, Cleco Power, the Indenture Trustee or the then-existing Holders;

(v)             any action as is necessary to maintain the Lien and the perfected security interest in the Trust Estate created by this Indenture shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)            the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such consolidation or merger and such supplemental indenture comply with this Indenture and the Series Supplement and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

(b)               Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the Trust Estate, to any Person, unless:

(i)                the Person that acquires the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the Series Supplement, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders, (D) unless otherwise provided in the supplemental indenture referred to in Section 3.10(b)(i)(B), expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture, the Series Supplement and the Storm Recovery Bonds, (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Trust Estate and the Storm Recovery Bonds and (F) if such sale, conveyance, exchange, transfer or disposal relates to the Issuer’s rights and obligations under the Sale Agreement or the Servicing Agreement, assumes all obligations and succeeds to all rights of the Issuer under the Sale Agreement and the Servicing Agreement, as applicable;

(ii)            immediately after giving effect to such transaction, no Default, Event of Default or Servicer Default shall have occurred and be continuing;

(iii)              the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)             the Issuer shall have delivered to Cleco Power, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to Cleco Power, and which may be based on a ruling from the Internal Revenue Service (unless the Internal Revenue Service has announced that it will not rule on the issues described in this paragraph)) to the effect that the disposition will not result in a material adverse U.S. federal or state income tax consequence to the Issuer, Cleco Power, the Indenture Trustee or the then-existing Holders;

(v)               any action as is necessary to maintain the Lien and the perfected security interest in the Trust Estate created by this Indenture shall have been taken as evidenced by an Opinion of Counsel of external counsel of the Issuer delivered to the Indenture Trustee; and

(vi)              the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel of external counsel of the Issuer each stating that such sale, conveyance, exchange, transfer or other disposition and such supplemental indenture comply with this Indenture and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.11.        Successor or Transferee.

(a)          Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)               Except as set forth in Section 6.07, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuer with respect to the Storm Recovery Bonds and the Storm Recovery Property immediately following the consummation of such acquisition upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

SECTION 3.12.          No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, administering, managing and servicing the Storm Recovery Property and the assets in the Trust Estate and the issuance of the Storm Recovery Bonds in the manner contemplated by the Financing Order and this Indenture and the other Basic Documents and activities incidental thereto.

SECTION 3.13.           No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the storm recovery bonds permitted by this Indenture and any other indebtedness expressly permitted by or arising under the Basic Documents.

SECTION 3.14.        Servicer’s Obligations. The Issuer shall enforce the Servicer’s compliance with and performance of all of the Servicer’s material obligations under the Servicing Agreement.

SECTION 3.15.          Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.16.        Capital Expenditures. Other than the purchase of Storm Recovery Property from the Seller under the Sale Agreement, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.17.          Restricted Payments. Except as provided in Section 8.04(c), the Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have occurred and be continuing or would be caused thereby, the Issuer may make, or cause to be made, any such distributions to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(e)(x) to the extent that such distributions would not cause the balance of the Capital Subaccount to decline below the Required Capital Amount. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

SECTION 3.18.        Notice of Events of Default. The Issuer agrees to give the Indenture Trustee, the Louisiana Commission and the Rating Agencies prompt written notice of each Default or Event of Default hereunder as provided in Section 5.01, and upon the actual knowledge of a Responsible Officer of the Issuer thereof each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

SECTION 3.19.        Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the first priority perfected security interest of the Indenture Trustee in the Trust Estate.

SECTION 3.20.        Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee and any representative of the Louisiana Commission, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent registered public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent registered public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee, the Louisiana Commission shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by applicable law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the preceding sentence shall not be construed to prohibit (a) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (b) disclosure of any and all information (i) if required to do so by any applicable statute, law, rule or regulation, (ii) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (iii) in any preliminary or final prospectus, registration statement or other document a copy of which has been filed with the SEC, (iv) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 3.20, or (v) to any Rating Agency or (c) any other disclosure authorized by the Issuer.

SECTION 3.21.        [RESERVED].

SECTION 3.22.        Additional Storm Recovery Bonds.

(a)          Following the issuance by the Louisiana Commission of any Subsequent Financing Order or pursuant to remaining authority under the Financing Order, the Issuer may, in its sole discretion but subject to the terms contained in this Section 3.22, acquire additional and separate storm recovery bond collateral and issue additional storm recovery bonds under any such subsequent indenture that are backed by such separate additional storm recovery bond collateral. Any additional storm recovery bonds may include terms and provisions unique to such additional storm recovery bonds.

(b)          In addition to all applicable requirements set forth in any subsequent indenture for any additional storm recovery bonds, the following conditions must be satisfied in connection with any issuance of additional storm recovery bonds:

(i)	Cleco Power has existing authority under the Financing Order to issue additional storm recovery bonds or Cleco Power requests and receives a Subsequent Financing Order from the Louisiana Commission to recover additional storm recovery costs through the issuance of additional storm recovery bonds;

(ii)	Cleco Power must serve as initial servicer and administrator for such series of the additional storm recovery bonds and that the servicer and the administrator cannot be replaced without the requisite approval of the holders of all Storm Recovery Bonds then-Outstanding;

(iii)	satisfaction of the Rating Agency Condition;

(iv)	each series of the additional storm recovery bonds (A) has recourse only to the storm recovery property created by the Financing Order or any Subsequent Financing Order, as the case may be, and funds on deposit in the trust accounts held by the trustee under the indenture with respect to such series of the additional storm recovery bonds, (B) is nonrecourse to the Storm Recovery Property securing the Storm Recovery Bonds, and (C) does not constitute a claim against the Issuer if revenue from the storm recovery charges and funds on deposit in the trust accounts with respect to such series of the additional storm recovery bonds are insufficient to pay such other series in full;

(v)	the Issuer has provided to the Indenture Trustee and the Rating Agencies then rating any series of the Issuer’s Outstanding Storm Recovery Bonds an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in the Issuer’s substantive consolidation with Cleco Power and that there has been a true sale of the storm recovery property for such series of the additional storm recovery bonds, subject to the customary exceptions, qualifications and assumptions contained therein;

(vi)	transaction documentation for the other series of the additional storm recovery bonds provides that the indenture trustee on behalf of holders of the storm recovery bonds of the other series will not file or join in filing of any bankruptcy petition against the Issuer;

(vii)	if holders of such other series are deemed to have any interest in any of the Trust Estate dedicated to the Recovery Bonds, holders of such additional storm recovery bonds must agree that their interest in the recovery bond collateral dedicated to the additional storm recovery bonds is only a first priority perfected interest in the assets relating to the additional storm recovery bonds, as the case may be, in accordance with the related intercreditor agreement;

(viii)	each series of additional storm recovery bonds will have its own bank accounts or trust accounts and funds for each series of additional storm recovery bonds shall be remitted in accordance with the related servicing agreement and related intercreditor agreement;

(ix)	no series of additional storm recovery bonds will be issued under this Indenture; and

(x)	each series of the additional storm recovery bonds will bear its own indenture trustee fees, servicer fees and administration fees.

SECTION 3.23.        Sale Agreement, Servicing Agreement, and Administration Agreement Covenants.

(a)               The Issuer agrees to take all such lawful actions to enforce its rights under the Sale Agreement, the Servicing Agreement, the Administration Agreement and the other Basic Documents, and to compel or secure the performance and observance by the Seller, the Servicer and the Administrator of each of their respective obligations to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the Administration Agreement and the other Basic Documents in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.23(f), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement; provided, that such action shall not adversely affect the interests of the Holders in any material respect.

(b)               If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds of all tranches affected thereby or the Louisiana Commission, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator and the Servicer, as the case may be, under or in connection with the Sale Agreement, the Servicing Agreement and the Administration Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Administrator or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement, the Servicing Agreement and the Administration Agreement, and any right of the Issuer to take such action shall be suspended.

(c)              Except as set forth in Section 3.23(d), the Administration Agreement, the Sale Agreement and the Servicing Agreement may be amended in accordance with the provisions thereof, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the Holders, but with the acknowledgement of the Indenture Trustee; provided, that the Indenture Trustee shall provide such consent upon receipt of an Officer’s Certificate of the Issuer evidencing satisfaction of such Rating Agency Condition, an Opinion of Counsel of external counsel of the Issuer evidencing that such amendment is in accordance with the provisions of such Basic Document and, if the amendment increases Ongoing Financing Costs, satisfaction of the Louisiana Commission Condition (as described in Section 9.03 hereof, or alternatively, if applicable, Section 13(b) of the Administration Agreement, Section 6.01(a)(ii) of the Sale Agreement or Section 8.12 of the Servicing Agreement).

(d)               Except as set forth in Section 3.23(e), if the Issuer, the Seller, the Administrator, the Servicer or any other party to the respective agreement proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Administration Agreement, or the Servicing Agreement, or waive timely performance or observance by the Seller, the Administrator, the Servicer or any other party under the Sale Agreement, the Administration Agreement, or the Servicing Agreement, in each case in such a way as would materially and adversely affect the interests of any Holder of Storm Recovery Bonds, the Issuer shall first notify the Rating Agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and shall promptly notify the Indenture Trustee, the Louisiana Commission and the Holders in writing of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the Rating Agency Condition has been satisfied with respect thereto (or, pursuant to an Issuer Request, the Indenture Trustee shall so notify the Holders on the Issuer’s behalf). The Indenture Trustee shall consent to such proposed amendment, modification, waiver, supplement, termination or surrender only if the Rating Agency Condition is satisfied and only with the (i) prior written consent of the Holders of a majority of the Outstanding Amount of Storm Recovery Bonds or tranche materially and adversely affected thereby and (ii) if such proposed amendment, modification, waiver, supplement, termination or surrender increases Ongoing Financing Costs, satisfaction of the Louisiana Commission Condition (as described in Section 9.03 hereof, or alternatively, if applicable, Section 13(b) of the Administration Agreement, Section 6.01(a)(ii) of the Sale Agreement or Section 8.12 of the Servicing Agreement). If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances.

(e)               If the Issuer or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender, or to agree to any amendment, modification, waiver, supplement, termination or surrender of, the process for True-Up Adjustments, the Issuer shall notify the Indenture Trustee and the Holders and, when required, the Louisiana Commission in writing of such proposal (or, pursuant to an Issuer Request, the Indenture Trustee shall so notify the Holders on the Issuer’s behalf), and the Indenture Trustee shall consent thereto with the prior written consent of the Holders of a majority of the Outstanding Amount of Storm Recovery Bonds or tranche affected thereby and only (i) if the Rating Agency Condition has been satisfied with respect thereto and (ii) if such proposed amendment, modification, waiver, supplement, termination or surrender increases Ongoing Financing Costs, satisfaction of the Louisiana Commission Condition (as described in Section 9.03).

(f)                Promptly following a default by the Seller under the Sale Agreement or by the Administrator under the Administration Agreement , or the occurrence of a Servicer Default under the Servicing Agreement, and at the Issuer’s expense, the Issuer agrees to take all such lawful actions as the Indenture Trustee may request to compel or secure the performance and observance by each of the Seller, the Administrator or the Servicer, of their obligations under and in accordance with the Sale Agreement, the Servicing Agreement and the Administration Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default by the Seller, the Administrator or the Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under the Sale Agreement, the Servicing Agreement or the Administration Agreement.

SECTION 3.24.        Taxes. So long as any of the Storm Recovery Bonds are Outstanding, the Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Trust Estate; provided, that no such tax need be paid if the Issuer is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Issuer has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

SECTION 3.25.         Notices from Holders. The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee.

SECTION 3.26.         Volcker Rule. The Issuer is structured so as not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

ARTICLE IV

Satisfaction and Discharge; Defeasance

SECTION 4.01.        Satisfaction and Discharge of Indenture; Defeasance.

(a)                This Indenture shall cease to be of further effect with respect to the Storm Recovery Bonds, and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Storm Recovery Bonds, when:

(i)                 Either:

(A)           all Storm Recovery Bonds theretofore authenticated and delivered (other than (1) Storm Recovery Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (2) Storm Recovery Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(B)            either (1) the Scheduled Final Payment Date has occurred with respect to all Storm Recovery Bonds not theretofore delivered to the Indenture Trustee for cancellation or (2) the Storm Recovery Bonds will be due and payable on their respective Scheduled Final Payment Dates within one year, and, in any such case, the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations that through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the Storm Recovery Bonds not theretofore delivered to the Indenture Trustee for cancellation, Ongoing Financing Costs and all other sums payable hereunder by the Issuer with respect to the Storm Recovery Bonds when scheduled to be paid and to discharge the entire indebtedness on the Storm Recovery Bonds when due;

(ii)               the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii)              pursuant to Section 10.04, the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer and (if required by the Trust Indenture Act or the Indenture Trustee) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 10.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Storm Recovery Bonds have been complied with.

(b)               Subject to Section 4.01(c) and Section 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Storm Recovery Bonds (“Legal Defeasance Option”) or (ii) its obligations under Section 3.04, Section 3.05, Section 3.06, Section 3.07, Section 3.08, Section 3.09, Section 3.10, Section 3.12, Section 3.13, Section 3.14, Section 3.15, Section 3.16, Section 3.17, Section 3.18 and Section 3.19 and the operation of Section 5.01(c) with respect to the Storm Recovery Bonds (“Covenant Defeasance Option”). The Issuer may exercise the Legal Defeasance Option with respect to the Storm Recovery Bonds notwithstanding its prior exercise of the Covenant Defeasance Option.

If the Issuer exercises the Legal Defeasance Option, the maturity of the Storm Recovery Bonds may not be accelerated because of an Event of Default. If the Issuer exercises the Covenant Defeasance Option, the maturity of the Storm Recovery Bonds may not be accelerated because of an Event of Default specified in Section 5.01(c).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option of the Storm Recovery Bonds, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c)               Notwithstanding Section 4.01(a) and Section 4.01(b), (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Storm Recovery Bonds, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Section 4.03 and Section 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, each shall survive until the Storm Recovery Bonds as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or Section 4.01(b). Thereafter the obligations in Section 6.07 and Section 4.04 shall survive.

SECTION 4.02.        Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to the Storm Recovery Bonds only if:

(a)             the Issuer has irrevocably deposited or caused to be irrevocably deposited in trust with the Indenture Trustee (i) cash and/or (ii) U.S. Government Obligations that through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the Storm Recovery Bonds not therefore delivered to the Indenture Trustee for cancellation and Ongoing Financing Costs and all other sums payable hereunder by the Issuer with respect to the Storm Recovery Bonds when scheduled to be paid and to discharge the entire indebtedness on the Storm Recovery Bonds when due;

(b)            the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent registered public accountants expressing its opinion that the payments of principal of and interest on the deposited U.S. Government Obligations when due and without reinvestment plus any deposited cash will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Storm Recovery Bonds (i) principal in accordance with the Expected Sinking Fund Schedule therefor, (ii) interest when due and (iii) Ongoing Financing Costs and all other sums payable hereunder by the Issuer with respect to the Storm Recovery Bonds;

(c)              in the case of the Legal Defeasance Option, ninety-five (95) days after the deposit is made and during the ninety-five (95)-day period no Default specified in Section 5.01(e) or Section 5.01(f) occurs that is continuing at the end of the period;

(d)              no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e)           in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(f)              in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(g)           the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance Option or the Covenant Defeasance Option, as applicable, have been complied with as required by this Article IV;

(h)             the Issuer delivers to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer to the effect that: (i) in a case under the Bankruptcy Code in which Cleco Power (or any of its Affiliates, other than the Issuer) is the debtor, the court would hold that the deposited moneys or U.S. Government Obligations would not be in the bankruptcy estate of Cleco Power (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations); and (ii) in the event Cleco Power (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of Cleco Power (or any of its Affiliates, other than the Issuer, that deposited the moneys or U.S. Government Obligations) and the Issuer so as to order substantive consolidation under the Bankruptcy Code of the Issuer’s assets and liabilities with the assets and liabilities of Cleco Power or such other Affiliate; and

(i)              the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

Notwithstanding any other provision of this Section 4.02, no delivery of moneys or U.S. Government Obligations to the Indenture Trustee shall terminate any obligation of the Issuer to the Indenture Trustee under this Indenture or the Series Supplement or any obligation of the Issuer to apply such moneys or U.S. Government Obligations under Section 4.03 until principal of and premium, if any, and interest on the Storm Recovery Bonds shall have been paid in accordance with the provisions of this Indenture and the Series Supplement.

SECTION 4.03.       Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section 4.01 or Section 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Storm Recovery Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Storm Recovery Bonds for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by applicable law. Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any moneys or U.S. Government Obligations held by it pursuant to Section 4.02 that, in the opinion of a nationally recognized firm of Independent registered public accountants expressed in a written certification thereof delivered to the Indenture Trustee (and not at the cost or expense of the Indenture Trustee), are in excess of the amount thereof that would be required to be deposited for the purpose for which such moneys or U.S. Government Obligations were deposited; provided, that any such payment shall be subject to the satisfaction of the Rating Agency Condition.

SECTION 4.04.        Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to Storm Recovery Bonds, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

Remedies

SECTION 5.01.        Events of Default. “Event of Default” means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)               default in the payment of any interest on any Storm Recovery Bond when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in Storm Recovery Charges received or otherwise), and such default shall continue for a period of five (5) Business Days;

(b)            default in the payment of the then unpaid principal of any Storm Recovery Bond on the Final Maturity Date, or, if applicable, any tranche on the Final Maturity Date for such tranche;

(c)             default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than defaults specified in Section 5.01(a) or Section 5.01(b)), and such default shall continue or not be cured, for a period of thirty (30) days after the earlier of (i) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least twenty-five (25) percent of the Outstanding Amount of the Storm Recovery Bonds, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) the date that the Issuer has actual knowledge of the default;

(d)             any representation or warranty of the Issuer made in this Indenture, the Series Supplement or in any certificate or other writing delivered pursuant hereto or the Series Supplement or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, within thirty (30) days after the earlier of (i) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least twenty-five (25) percent of the Outstanding Amount of the Storm Recovery Bonds, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) the date the Issuer has actual knowledge of the default;

(e)               the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days;

(f)               the commencement by the Issuer of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

(g)              any act or failure to act by the State of Louisiana or any of its agencies (including the Louisiana Commission), officers or employees that violates the State Pledge or the Louisiana Commission Pledge, as the case may be, or is not in accordance with the State Pledge or the Louisiana Commission Pledge.

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five (5) days after a Responsible Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event (i) that is an Event of Default under Section 5.01(a), Section 5.01(b), Section 5.01(f), or Section 5.01(g) or (ii) that with the giving of notice, the lapse of time, or both, would become an Event of Default under Section 5.01(c), Section 5.01(d) or Section 5.01(e), including, in each case, the status of such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.02.        Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default under Section 5.01(g)) should occur and be continuing, then and in every such case the Indenture Trustee or the Holders representing a majority of the Outstanding Amount of the Storm Recovery Bonds may declare the Storm Recovery Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee and the Louisiana Commission if given by Holders), and upon any such declaration the unpaid principal amount of the Storm Recovery Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing a majority of the Outstanding Amount of the Storm Recovery Bonds, by written notice to the Issuer, the Louisiana Commission and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a)              the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i)               all payments of principal of and premium, if any, and interest on all Storm Recovery Bonds due and owing at such time as if such Event of Default had not occurred and was not continuing and all other amounts that would then be due hereunder or upon the Storm Recovery Bonds if the Event of Default giving rise to such acceleration had not occurred; and

(ii)           all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses; provided, that, the Indenture Trustee shall not be obligated to pay or advance any sums hereunder from its own funds after an Event of Default, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(b)             all Events of Default, other than the nonpayment of the principal of the Storm Recovery Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03.        Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)               If an Event of Default under Section 5.01(a) or Section 5.01(b) has occurred and is continuing, subject to Section 10.16, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same against the Issuer or other obligor upon the Storm Recovery Bonds and collect in the manner provided by applicable law out of the property of the Issuer or other obligor upon the Storm Recovery Bonds wherever situated the moneys payable, or the Trust Estate and the proceeds thereof, the whole amount then due and payable on the Storm Recovery Bonds for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Storm Recovery Bonds or the applicable tranche and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)               If an Event of Default (other than Event of Default under Section 5.01(g)) occurs and is continuing, the Indenture Trustee shall, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Holders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture and the Series Supplement or by applicable law, including foreclosing or otherwise enforcing the Lien of the Trust Estate or applying to the Louisiana Commission or a court of competent jurisdiction for sequestration of revenues arising with respect to the Storm Recovery Property.

(c)               If an Event of Default under Section 5.01(e) or Section 5.01(f) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any Storm Recovery Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:

(i)                to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Storm Recovery Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;

(ii)               unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)              to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf; and

(iv)            to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders allowed in any judicial proceeding relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(d)               Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Storm Recovery Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(e)               All rights of action and of asserting claims under this Indenture, or under any of the Storm Recovery Bonds, may be enforced by the Indenture Trustee without the possession of any of the Storm Recovery Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

SECTION 5.04.        Remedies; Priorities.

(a)               If an Event of Default (other than an Event of Default under Section 5.01(g)) shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i)                 institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Storm Recovery Bonds or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect from the Issuer or any other obligor moneys adjudged due, upon the Storm Recovery Bonds;

(ii)               institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)              exercise any remedies of a secured party under the UCC, the Securitization Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders;

(iv)              at the written direction of the Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds, either sell all or a portion of the Trust Estate or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by applicable law, or elect that the Issuer maintain possession of all or a portion of the Trust Estate pursuant to Section 5.05 and continue to apply the Storm Recovery Charges as if there had been no declaration of acceleration; and

(v)               exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator or the Servicer under or in connection with, and pursuant to the terms of, the Sale Agreement, the Administration Agreement or the Servicing Agreement;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the Trust Estate following such an Event of Default, other than an Event of Default described in Section 5.01(a) or Section 5.01(b), unless (A) the Holders of 100 percent of the Outstanding Amount of the Storm Recovery Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders are sufficient to discharge in full all amounts then due and unpaid upon the Storm Recovery Bonds for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for all payments on the Storm Recovery Bonds as they would have become due if the Storm Recovery Bonds had not been declared due and payable, and the Indenture Trustee obtains the written consent of Holders of at least two-thirds (2/3) of the Outstanding Amount of the Storm Recovery Bonds. In determining such sufficiency or insufficiency with respect to clause (B) above and clause (C) above, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose, at Issuer’s expense.

(b)               If an Event of Default under Section 5.01(g) shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Holders, shall be entitled and empowered, to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge or the Louisiana Commission Pledge, as the case may be, and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree. Such remedy shall be the only remedy that the Indenture Trustee may exercise if the only Event of Default that has occurred and is continuing is an Event of Default under Section 5.01(g).

(c)               If the Indenture Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

SECTION 5.05.        Optional Preservation of the Trust Estate. If the Storm Recovery Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of all or a portion of the Trust Estate. It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Storm Recovery Bonds, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate or sell or liquidate the same, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.06.        Limitation of Suits. No Holder of any Storm Recovery Bond shall have any right to institute any Proceeding, judicial or otherwise, to avail itself of any remedies provided in the Securitization Act or to avail itself of the right to foreclose on the Trust Estate or otherwise enforce the Lien and the security interest on the Trust Estate with respect to this Indenture and the Series Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                 such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default;

(b)             the Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)                such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d)               the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e)                no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60)-day period by the Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Holders, each representing less than a majority of the Outstanding Amount of the Storm Recovery Bonds, the Indenture Trustee in its sole discretion may file a petition with a court of competent jurisdiction to resolve such conflict or determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07.        Unconditional Rights of Holders To Receive Principal, Premium, if any, and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Storm Recovery Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Storm Recovery Bond on the due dates thereof expressed in such Storm Recovery Bond or in this Indenture or (ii) the unpaid principal, if any, of the Storm Recovery Bonds on the Final Maturity Date or Final Maturity Date for such tranche therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08.        Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

SECTION 5.09.        Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10.        Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by applicable law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

SECTION 5.11.        Control by Holders. The Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds (or, if less than all tranches are affected, the affected tranche) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Storm Recovery Bonds of such tranche or tranches or exercising any trust or power conferred on the Indenture Trustee with respect to such tranche or tranches; provided, that:

(a)               such direction shall not be in conflict with any rule of applicable law or with this Indenture or the Series Supplement and shall not involve the Indenture Trustee in any personal liability or expense;

(b)               subject to other conditions specified in Section 5.04, any direction to the Indenture Trustee to sell or liquidate any of the Trust Estate shall be by the Holders representing 100 percent of the Outstanding Amount of the Storm Recovery Bonds;

(c)               if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to Section 5.05, then any direction to the Indenture Trustee by Holders representing less than 100 percent of the Outstanding Amount of the Storm Recovery Bonds to sell or liquidate the Trust Estate or any portion thereof shall be of no force and effect; and

(d)               the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that the Indenture Trustee’s duties shall be subject to Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action. Furthermore and without limiting the foregoing, the Indenture Trustee shall not be required to take any action for which it reasonably believes that it will not be indemnified to its satisfaction against any cost, expense or liabilities.

SECTION 5.12.        Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Storm Recovery Bonds as provided in Section 5.02, the Holders representing a majority of the Outstanding Amount of the Storm Recovery Bonds may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or premium, if any, or interest on any of the Storm Recovery Bonds or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Storm Recovery Bond of all tranches affected. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13.       Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Storm Recovery Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten (10) percent of the Outstanding Amount of the Storm Recovery Bonds of a Series or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any Storm Recovery Bond on or after the due dates expressed in such Storm Recovery Bond and in this Indenture or (ii) the unpaid principal, if any, of any Storm Recovery Bond on or after the Final Maturity Date for the Storm Recovery Bonds or Final Maturity Date for such tranche therefor.

SECTION 5.14.        Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon or plead or, in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.        Action on Storm Recovery Bonds. The Indenture Trustee’s right to seek and recover judgment on the Storm Recovery Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or any other assets of the Issuer.

ARTICLE VI

The Indenture Trustee

SECTION 6.01.        Duties of Indenture Trustee.

(a)                If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                Except during the continuance of an Event of Default:

(i)                the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)             in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)               The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

(i)               this Section 6.01(c) does not limit the effect of Section 6.01(b);

(ii)             the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(d)                 Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to Section 6.01(a), Section 6.01(b) and Section 6.01(c).

(e)               The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)                 Money held in trust by the Indenture Trustee need not be segregated from other funds held by the Indenture Trustee except to the extent required by applicable law or the terms of this Indenture, the Sale Agreement, the Servicing Agreement or the Administration Agreement.

(g)                No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h)               Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the Trust Indenture Act.

(i)                In the event that the Indenture Trustee is also acting as Paying Agent or Storm Recovery Bond Registrar hereunder, the protections of this Article VI shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Storm Recovery Bond Registrar.

(j)                Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Storm Recovery Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Storm Recovery Charges.

(k)               Under no circumstance shall the Indenture Trustee be liable for any indebtedness of the Issuer, the Servicer or the Seller evidenced by or arising under the Storm Recovery Bonds or the Basic Documents. None of the provisions of this Indenture shall in any event require the Indenture Trustee to perform or be responsible for the performance of any of the Servicer’s obligations under the Basic Documents.

(l)                Commencing with March 15, 2023, on or before March 15th of each fiscal year ending December 31, so long as the Issuer is required to file Exchange Act reports, the Indenture Trustee shall (i) deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer and addressed to the Issuer and signed by an authorized officer of the Indenture Trustee) regarding the Indenture Trustee’s assessment of compliance, during the preceding fiscal year ended December 31, with each of the applicable servicing criteria specified on Exhibit C as required under Rule 13a-18 and Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Issuer that attests to and reports on, in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, the assessment of compliance made by the Indenture Trustee and delivered pursuant to Section 6.01(l)(i).

SECTION 6.02.        Rights of Indenture Trustee.

(a)                The Indenture Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in such document.

(b)                Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, which counsel may be an employee of or counsel to the Issuer or the Seller and which shall be reasonably satisfactory to the Indenture Trustee, or, in the Indenture Trustee’s sole judgment, external counsel of the Issuer (at no cost or expense to the Indenture Trustee) that such action is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)              The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder. The Indenture Trustee shall give prompt written notice to the Issuer, in which case the Issuer shall then give prompt written notice to the Rating Agencies, of the appointment of any such agent, custodian or nominee to whom it delegates any of its express duties under this Indenture; provided, that the Indenture Trustee shall not be obligated to give such notice (i) if the Issuer or the Holders have directed the Indenture Trustee to appoint such agent, custodian or nominee (in which event the Issuer shall give prompt notice to the Rating Agencies of any such direction) or (ii) of the appointment of any agents, custodians or nominees made at any time that an Event of Default of the Issuer has occurred and is continuing.

(d)               The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)               The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Storm Recovery Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                The Indenture Trustee shall be under no obligation to take any action or exercise any of the rights or powers vested in it by this Indenture or any other Basic Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture and the Series Supplement or otherwise, unless it shall have received security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred.

(g)              The Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(h)               Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order.

(i)                Whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(j)               The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(k)              In no event shall the Indenture Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)                In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Indenture Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m)             The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless it has actual knowledge or written notice of any event which is in fact such a default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Storm Recovery Bonds and this Indenture.

(n)              The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(o)             Beyond the exercise of reasonable care in the custody thereof, the Indenture Trustee will have no duty as to any Trust Estate in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Indenture Trustee will be deemed to have exercised reasonable care in the custody of the Trust Estate in its possession if the Trust Estate is accorded treatment substantially equal to that which it accords its own property, and the Indenture Trustee will not be liable or responsible for any loss or diminution in the value of any of the Trust Estate by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Indenture Trustee in good faith.

(p)           The Indenture Trustee will not be responsible for the existence, genuineness or value of any of the Trust Estate or for the validity, sufficiency, perfection, priority or enforceability of the Liens in any of the Trust Estate, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Indenture Trustee. The Indenture Trustee shall not be responsible for the validity of the title of any grantor to the collateral, for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Lien of the Trust Estate.

(q)              In the event that the Indenture Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Indenture Trustee’s sole discretion may cause the Indenture Trustee, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Indenture Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Indenture Trustee reserves the right, instead of taking such action, either to resign as Indenture Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Indenture Trustee will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Indenture Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION 6.03.        Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Storm Recovery Bonds and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Storm Recovery Bond Registrar, co-registrar or co-paying agent or agent appointed under Section 3.02 may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11 and Section 6.12.

SECTION 6.04.        Indenture Trustee’s Disclaimer.

(a)                The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the Storm Recovery Bonds, it shall not be accountable for the Issuer’s use of the proceeds from the Storm Recovery Bonds, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Storm Recovery Bonds or in the Storm Recovery Bonds other than the Indenture Trustee’s certificate of authentication. The Indenture Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate (or for the perfection or priority of the Liens thereon), or for or in respect of the Storm Recovery Bonds (other than the certificate of authentication for the Storm Recovery Bonds) or the Basic Documents, and the Indenture Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Indenture. The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Seller or the Servicer under the Basic Documents or otherwise, and the Indenture Trustee shall have no obligation or liability to perform the obligations of such Persons.

(b)               The Indenture Trustee shall not be responsible for (i) the validity of the title of the Issuer to the Trust Estate, (ii) insuring the Trust Estate or (iii) the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate. The Indenture Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any of the other Basic Documents. The Indenture Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Trust Estate.

SECTION 6.05.       Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee or a Responsible Officer of the Indenture Trustee has been notified in writing of such Default, the Indenture Trustee shall deliver to each Rating Agency, to the Louisiana Commission (pursuant to Section 10.04(f)) and each Holder of Storm Recovery Bonds notice of the Default within ten (10) Business Days after actual notice of such Default was received by a Responsible Officer of the Indenture Trustee (provided that the Indenture Trustee shall give the Rating Agencies prompt notice of any payment default in respect of the Storm Recovery Bonds). Except in the case of a Default in payment of principal of and premium, if any, or interest on any Storm Recovery Bond, the Indenture Trustee may withhold the notice of the Default if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders. In no event shall the Indenture Trustee be deemed to have knowledge of a Default unless a Responsible Officer of the Indenture Trustee shall have actual knowledge of a Default or shall have received written notice thereof.

SECTION 6.06.        Reports by Indenture Trustee to Holders.

(a)               So long as Storm Recovery Bonds are Outstanding and the Indenture Trustee is the Storm Recovery Bond Registrar and Paying Agent, upon the written request of any Holder or the Issuer, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its U.S. federal income and any applicable local or state tax returns. If the Storm Recovery Bond Registrar and Paying Agent is other than the Indenture Trustee, such Storm Recovery Bond Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year, shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its U.S. federal income and any applicable local or state tax returns.

(b)               On or prior to each Payment Date or Special Payment Date therefor, the Indenture Trustee will deliver to each Holder of the Storm Recovery Bonds on such Payment Date or Special Payment Date and the Louisiana Commission a statement as provided and prepared by the Servicer, which will include (to the extent applicable) the following information (and any other information so specified in the Series Supplement) as to the Storm Recovery Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(i)                   the amount of the payment to Holders allocable to principal, if any;

(ii)                  the amount of the payment to Holders allocable to interest;

(iii)             the aggregate Outstanding Amount of the Storm Recovery Bonds, before and after giving effect to any payments allocated to principal reported under Section 6.06(b)(i);

(iv)             the difference, if any, between the amount specified in Section 6.06(b)(iii) and the Outstanding Amount specified in the related Expected Sinking Fund Schedule;

(v)              any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(vi)                 the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(c)               The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant’s Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Louisiana Commission, the Rating Agencies, the Indenture Trustee and to the Servicer for posting on the 17g-5 Website in accordance with Rule 17g-5 under the Exchange Act. A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.

(d)               The Indenture Trustee may consult with counsel and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Storm Recovery Bonds shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. Any reasonable legal fees incurred by the Indenture Trustee shall be payable to the Indenture Trustee from amounts hold in the Collection Account in accordance with the provisions set forth in Section 8.02(e).

SECTION 6.07.        Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee’s compensation shall not, to the extent permitted by applicable law, be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents against any and all cost, damage, loss, liability, tax or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration and the enforcement of this Indenture, the Series Supplement and the other Basic Documents and the Indenture Trustee’s rights, powers and obligations under this Indenture, the Series Supplement and the other Basic Documents and the performance of its duties hereunder and thereunder and obligations under or pursuant to this Indenture, the Series Supplement and the other Basic Documents other than any such tax on the compensation of the Indenture Trustee for its services as Indenture Trustee. The Indenture Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim, the Indenture Trustee may have separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and Series Supplement or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(e) or Section 5.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable U.S. federal or state bankruptcy, insolvency or similar law.

SECTION 6.08.        Replacement of Indenture Trustee and Securities Intermediary.

(a)                The Indenture Trustee may resign at any time upon thirty (30) days’ prior written notice to the Issuer subject to Section 6.08(c). The Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds may remove the Indenture Trustee by so notifying the Indenture Trustee not less than thirty-one (31) days prior to the date of removal and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)                the Indenture Trustee fails to comply with Section 6.11;

(ii)               the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)              a receiver or other public officer takes charge of the Indenture Trustee or its property;

(iv)              the Indenture Trustee otherwise becomes incapable of acting; or

(v)               the Indenture Trustee fails to provide to the Issuer any information reasonably requested by the Issuer pertaining to the Indenture Trustee and necessary for the Issuer or Cleco Power to comply with its respective reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Issuer’s and the Indenture Trustee’s mutual satisfaction within a reasonable period of time.

Any removal or resignation of the Indenture Trustee shall also constitute a removal or resignation of the Securities Intermediary.

(b)               If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee and Securities Intermediary.

(c)               A successor Indenture Trustee shall deliver a written acceptance of its appointment as the Indenture Trustee and as the Securities Intermediary to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee and Securities Intermediary, as applicable, under this Indenture and the other Basic Documents. No resignation or removal of the Indenture Trustee pursuant to this Section 6.08 shall become effective until acceptance of the appointment by a successor Indenture Trustee having the qualifications set forth in Section 6.11. Notice of any such appointment shall be promptly given to each Rating Agency by the successor Indenture Trustee. The successor Indenture Trustee shall mail a notice of its succession to Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(d)               If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Storm Recovery Bonds may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)                If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)                Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.09.        Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, however, that, if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with Section 6.08. Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion, consolidation or transfer shall succeed to the trusts created by this Indenture any of the Storm Recovery Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver the Storm Recovery Bonds so authenticated; and, in case at that time any of the Storm Recovery Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate the Storm Recovery Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Storm Recovery Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10.        Appointment of Co-Trustee or Separate Trustee.

(a)                Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08. Notice of any such appointment shall be promptly given to each Rating Agency and to the Louisiana Commission by the Indenture Trustee.

(b)               Every separate trustee and co-trustee shall, to the extent permitted by applicable law, be appointed and act subject to the following provisions and conditions:

(i)                all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any applicable law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)        no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)       the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)        Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)        Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or its attorney-in-fact with full power and authority, to the extent not prohibited by applicable law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by applicable law, without the appointment of a new or successor trustee.

SECTION 6.11.        Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the Trust Indenture Act, Section 310(a)(5) of the Trust Indenture Act and Rule 3a-7 of the Investment Company Act. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long-term debt rating from each of Moody’s, S&P and Fitch in one of its generic rating categories that signifies investment grade. The Indenture Trustee shall comply with Section 310(b) of the Trust Indenture Act, including the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

SECTION 6.12.        Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 6.13.        Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants that:

(a)         the Indenture Trustee is a national banking association validly existing and in good standing under the laws of the United States of America; and

(b)        the Indenture Trustee has full power, authority and legal right to execute, deliver and perform its obligations under this Indenture and the other Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery and performance of obligations by it of this Indenture and such other Basic Documents.

SECTION 6.14.        Annual Report by Independent Registered Public Accountants. The Indenture Trustee hereby covenants that it will cooperate fully with the firm of Independent registered public accountants performing the procedures required under Section 3.04 of the Servicing Agreement, it being understood and agreed that the Indenture Trustee will so cooperate in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 6.15.        Custody of Trust Estate. The Indenture Trustee shall hold such of the Trust Estate (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Trust Estate as constitute investment property through the Securities Intermediary (which, as of the date hereof, is The Bank of New York Mellon Trust Company, National Association). The initial Securities Intermediary hereby agrees (and each future Securities Intermediary shall agree) with the Indenture Trustee that (a) such investment property (other than cash) shall at all times be credited to a securities account of the Indenture Trustee, (b) the Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property (other than cash) credited to such securities account shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other Person, (e) the Securities Intermediary will not agree with any Person other than the Indenture Trustee to comply with entitlement orders originated by such other Person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien or right of set-off in favor of the Securities Intermediary or anyone claiming through it (other than the Indenture Trustee) and (g) such agreement shall be governed by the internal laws of the State of New York. Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.15 or elsewhere in this Indenture, the Indenture Trustee shall not hold the Trust Estate through an agent or a nominee.

SECTION 6.16.        FATCA. The Issuer agrees (i) to provide the Indenture Trustee with such reasonable information as it has in its possession to enable the Indenture Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Internal Revenue Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Indenture Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Indenture Trustee shall not have any liability.

ARTICLE VII

Holders’ Lists and Reports

SECTION 7.01.        Issuer To Furnish Indenture Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) six (6) months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that, so long as the Indenture Trustee is the Storm Recovery Bond Registrar, no such list shall be required to be furnished.

SECTION 7.02.        Preservation of Information; Communications to Holders.

(a)         The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Storm Recovery Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)         Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Storm Recovery Bonds. In addition, upon the written request of any Holder or group of Holders or of all Outstanding Storm Recovery Bonds evidencing at least ten (10) percent of the Outstanding Amount of the Storm Recovery Bonds, as applicable, the Indenture Trustee shall afford the Holder or Holders making such request a copy of a current list of Holders for purposes of communicating with other Holders with respect to their rights hereunder; provided, that the Indenture Trustee gives prior written notice to the Issuer of such request.

(c)         The Issuer, the Indenture Trustee and the Storm Recovery Bond Registrar shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 7.03.        Reports by Issuer.

(a)         The Issuer shall:

(i)          so long as the Issuer or Cleco Power is required to file such documents with the SEC, provide to the Indenture Trustee and the Louisiana Commission, within fifteen (15) days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Issuer or Cleco Power may be required to file with the SEC;

(ii)       provide to the Indenture Trustee and the Louisiana Commission and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)       supply to the Indenture Trustee (and the Indenture Trustee shall transmit to all Holders described in Section 313(c) of the Trust Indenture Act) and the Louisiana Commission, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to Section 7.03(a)(i) and Section 7.03(a)(ii) as may be required by rules and regulations prescribed from time to time by the SEC.

Except as may be provided by Section 313(c) of the Trust Indenture Act, the Issuer may fulfill its obligation to provide the materials described in this Section 7.03(a) by providing such materials in electronic format.

(b)        Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year and will promptly notify the Indenture Trustee regarding any change in fiscal year.

(c)        Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 7.04.        Reports by Indenture Trustee. If required by Section 313(a) of the Trust Indenture Act, within sixty (60) days after March 31 of each year, commencing with March 31, 2023, the Indenture Trustee shall send to each Holder as required by Section 313(c) of the Trust Indenture Act a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Indenture Trustee also shall comply with Section 313(b) of the Trust Indenture Act; provided, however, that the initial report if required to be so issued shall be delivered not more than twelve (12) months after the initial issuance of the Storm Recovery Bonds.

A copy of each report at the time of its sending to Holders shall be filed by the Servicer with the SEC and each stock exchange, if any, on which the Storm Recovery Bonds are listed. The Issuer shall notify the Indenture Trustee in writing if and when the Storm Recovery Bonds are listed on any stock exchange.

ARTICLE VIII

Accounts, Disbursements and Releases

SECTION 8.01.        Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the other Basic Documents. The Indenture Trustee shall apply all such money received by it as provided in this Indenture within two (2) Business Days. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02.        Collection Account.

(a)         Prior to the Closing Date, the Issuer shall open or cause to be opened with the Securities Intermediary located at the Indenture Trustee’s office, or at another Eligible Institution, one or more segregated trust accounts in the Indenture Trustee’s name for the deposit of Storm Recovery Charges and all other amounts received with respect to the Trust Estate (the “Collection Account” and collectively, the “Collection Accounts”). The Indenture Trustee shall hold the Collection Account for the benefit of the Holders, the Indenture Trustee and the other persons indemnified hereunder. There shall be established by the Indenture Trustee in respect of each Collection Account three subaccounts: a general subaccount (the “General Subaccount”); an excess funds subaccount (the “Excess Funds Subaccount”); a capital subaccount (the “Capital Subaccount” and, together with the General Subaccount and the Excess Funds Subaccount, the “Subaccounts”). For administrative purposes, the Subaccounts may be established by the Securities Intermediary as separate accounts. Such separate accounts will be recognized individually as a Subaccount and collectively as the “Collection Account”. Prior to or concurrently with the issuance of the Storm Recovery Bonds, the Member shall deposit into the Capital Subaccount an amount equal to the Required Capital Amount. All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account (other than funds deposited into the Capital Subaccount up to the Required Capital Amount) shall be allocated to the General Subaccount. All references to a Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in Sections 8.02(d) and 8.02(e). The Collection Account shall at all times be maintained in an Eligible Account and will be under the sole dominion and exclusive control of the Indenture Trustee, through the Securities Intermediary, and only the Indenture Trustee shall have access to the applicable Collection Account for the purpose of making deposits in and withdrawals from the applicable Collection Account in accordance with this Indenture. Funds in a Collection Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Indenture and all investments made in Eligible Investments as directed in writing by the Issuer with such moneys, including all income or other gain from such investments, shall be held by the Securities Intermediary in the Collection Account as part of the Trust Estate as herein provided. The Securities Intermediary shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction.

(b)        The Securities Intermediary hereby confirms that (i) each Collection Account is, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (ii) it is a “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the UCC) and is acting in such capacity with respect to such accounts, (iii) the Indenture Trustee for the benefit of the Holders is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such accounts and (iv) no other Person shall have the right to give “entitlement orders” (as such term is defined in Section 8-102(a)(8)) with respect to such accounts. The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the applicable Collection Account and shall be treated by it as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Notwithstanding anything to the contrary, the State of New York shall be deemed to be the jurisdiction of the Securities Intermediary for purposes of Section 8-110 of the UCC, and the Collection Accounts (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

(c)         The Indenture Trustee shall have sole dominion and exclusive control over all moneys in the applicable Collection Account through the Securities Intermediary and shall apply such amounts therein as provided in this Section 8.02.

(d)        Storm Recovery Charge Collections shall be deposited in the applicable General Subaccount as provided in Section 6.12 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account, all allocations to the subaccounts of the Collection Account and any amounts to be paid to the Servicer under Section 8.02(e) shall be made by the Indenture Trustee in accordance with the written instructions provided by the Servicer in the Monthly Servicer’s Certificate or the Semi-Annual Servicer’s Certificate.

(e)        On each Payment Date for the Storm Recovery Bonds, the Indenture Trustee shall apply all amounts on deposit in the applicable Collection Account, including all Investment Earnings thereon, in accordance with the Semi-Annual Servicer’s Certificate, in the following priority:

(i)         payment of the Indenture Trustee’s fees, expenses and outstanding indemnity amounts shall be paid to the Indenture Trustee (subject to Section 6.07) in an amount not to exceed $100,000.00 (the “Indenture Trustee Cap”); provided, however, that the Indenture Trustee Cap shall be disregarded and inapplicable upon the acceleration of the Storm Recovery Bonds following the occurrence of an Event of Default;

(ii)        payment of the Servicing Fee with respect to such Payment Date, plus any unpaid Servicing Fees for prior Payment Dates shall be paid to the Servicer;

(iii)       payment of the allocable share of the Administration Fee for such Payment Date shall be paid to the Administrator and the Independent Manager Fee for such Payment Date shall be paid to the Independent Managers, and in each case with any unpaid Administration Fees or Independent Manager Fees from prior Payment Dates;

(iv)       payment of all other ordinary periodic Operating Expenses for such Payment Date not described above shall be paid to the parties to which such Operating Expenses are owed;

(v)        payment of Periodic Interest for such Payment Date with respect to the Storm Recovery Bonds, including any overdue Periodic Interest (together with, to the extent lawful, interest on such overdue Periodic Interest at the applicable Bond Interest Rate), with respect to the Storm Recovery Bonds shall be paid to the Holders of Storm Recovery Bonds;

(vi)       payment of the principal required to be paid on the Storm Recovery Bonds on the Final Maturity Date for such tranche or as a result of an acceleration upon an Event of Default shall be paid to the Holders of Storm Recovery Bonds;

(vii)      payment of Periodic Principal for such Payment Date in accordance with the Expected Sinking Fund Schedule, including any previously unpaid Periodic Principal, with respect to the Storm Recovery Bonds shall be paid to the Holders of Storm Recovery Bonds;

(viii)     payment of the allocable share of any other unpaid Operating Expenses (including any such amounts owed to the Indenture Trustee, but unpaid due to the limitation in Section 8.02(e)(i)) and any remaining amounts owed pursuant to the Basic Documents shall be paid to the parties to which such Operating Expenses or remaining amounts are owed;

(ix)        replenishment of the amount, if any, by which the Required Capital Amount exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;

(x)         the Return on Invested Capital then due and payable shall be paid to Cleco Power;

(xi)        the balance, if any, shall be allocated to the Excess Funds Subaccount; and

(xii)       after the Storm Recovery Bonds have been paid in full and discharged, and all of the other foregoing amounts are paid in full, together with all amounts due and payable to the Indenture Trustee under Section 6.07 or otherwise, the balance (including all amounts then held in the Capital Subaccount and the Excess Funds Subaccount), if any, shall be paid to the Issuer, free from the Lien of this Indenture and credited to Customers through normal ratemaking processes consistent with the Financing Order.

All payments to the Holders pursuant to Section 8.02(e)(v) and Section 8.02(e)(vi) shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed, unless, the Series Supplement provides otherwise. Payments in respect of principal of and premium, if any, and interest on any tranche of Storm Recovery Bonds will be made on a pro rata basis among all the Holders of such tranche. Periodic principal payments scheduled to be paid on multiple tranches shall be paid in sequential order in accordance with Section 8.02(e)(vii). In the case of an Event of Default, then, in accordance with Section 5.04(c), in respect of any application of moneys pursuant to Section 8.02(e)(v) or Section 8.02(e)(vi), moneys will be applied pursuant to Section 8.02(e)(v) and Section 8.02(e)(vi), as the case may be, in such order, on a pro rata basis, based upon the interest or the principal owed.

(f)         If on any Payment Date, or, for any amounts payable under Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii) and Section 8.02(e)(iv), on any Business Day, funds on deposit in the General Subaccount are insufficient to make the payments contemplated by Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii), Section 8.02(e)(iv), Section 8.02(e)(v), Section 8.02(e)(vi), Section 8.02(e)(vii), Section 8.02(e)(viii) and Section 8.02(e)(ix), the Indenture Trustee shall (i) first, draw from amounts on deposit in the Excess Funds Subaccount, and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii), Section 8.02(e)(iv), Section 8.02(e)(v), Section 8.02(e)(vi), Section 8.02(e)(vii) and Section 8.02(e)(viii). In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by Section 8.02(e)(ix), the Indenture Trustee shall draw any amounts on deposit in the Excess Funds Subaccount to make such allocations to the Capital Subaccount.

(g)        On any Business Day upon which the Indenture Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Issuer (but only as described in Section 8.02(e)(i), Section 8.02(e)(ii), Section 8.02(e)(iii) and Section 8.02(e)(iv)) will become due and payable prior to the next Payment Date, and setting forth the amount and nature of such Operating Expense, as well as any supporting documentation that the Indenture Trustee may reasonably request, the Indenture Trustee, upon receipt of such information, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Excess Funds Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment.

SECTION 8.03.        General Provisions Regarding the Collection Account.

(a)         So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that such Eligible Investments shall not mature or be redeemed later than the Business Day prior to the next Payment Date or Special Payment Date for the related tranche, if applicable, for the Storm Recovery Bonds. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Indenture Trustee in such Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any Collection Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) to such effect. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or its date of redemption or the failure of the Issuer or the Servicer to provide timely written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order, in which case such amount shall remain uninvested.

(b)        Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)        If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Indenture Trustee by 11:00 a.m. New York City time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Storm Recovery Bonds but the Storm Recovery Bonds shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in such Collection Account in Eligible Investments specified in the most recent written investment directions delivered by the Issuer to the Indenture Trustee; provided, that if the Issuer has never delivered written investment directions to the Indenture Trustee, the Indenture Trustee shall not invest or reinvest such funds in any investments.

(d)        The parties hereto acknowledge that the Servicer may, pursuant to the Servicing Agreement, select Eligible Investments on behalf of the Issuer.

(e)        Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any Eligible Investments held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as Persons generally have and enjoy with respect to their own assets and investment, including power to vote upon any Eligible Investments.

SECTION 8.04.        Release of Trust Estate.

(a)        So long as the Issuer is not in default hereunder and no Default hereunder would occur as a result of such action, the Issuer, through the Servicer, may collect, sell or otherwise dispose of written-off receivables, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become part of the Trust Estate and be deposited to the General Subaccount immediately upon receipt thereof by the Issuer or any other Person, including the Servicer. Without limiting the foregoing, the Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any part of the Trust Estate previously written-off as a defaulted or uncollectible account in accordance with the terms of the Servicing Agreement and the requirements of the proviso in the preceding sentence.

(b)        The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel of external counsel of the Issuer (at the Issuer’s cost and expense) and (if required by the Trust Indenture Act) Independent Certificates in accordance with Section 314(c) of the Trust Indenture Act and Section 314(d)(1) of the Trust Indenture Act meeting the applicable requirements of Section 10.01.

(c)         The Indenture Trustee shall, at such time as there are no Storm Recovery Bonds Outstanding, and all other Financing Costs are paid in full, and all sums payable to the Indenture Trustee pursuant to Section 6.07 or otherwise have been paid, release any remaining portion of the Trust Estate from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds or investments then on deposit in or credited to the Collection Account consistent with Section 8.02(e)(xii).

SECTION 8.05.        Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days’ notice when requested by the Issuer to take any action pursuant to Section 8.04, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel of external counsel of the Issuer, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Storm Recovery Bonds or the rights of the Holders in contravention of the provisions of this Indenture and the Series Supplement; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 8.06.        Reports by Independent Registered Public Accountants. As of the date hereof, the Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the Series Supplement. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree, it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by, or termination by the Issuer of, such firm, the Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned or been terminated within fifteen (15) days after such resignation or termination, the Indenture Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within ten (10) days thereafter, the Indenture Trustee shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation; provided, that the Indenture Trustee shall have no liability with respect to such appointment. The fees of such Independent registered public accountants and its successor shall be payable by the Issuer.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01.        Supplemental Indentures Without Consent of Holders.

(a)         Without the consent of the Holders of any Storm Recovery Bonds but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)          to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

(ii)         to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Storm Recovery Bonds;

(iii)        to add to the covenants of the Issuer, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

(iv)        to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)        to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture, including the Series Supplement, that may be inconsistent with any other provision herein or in any supplemental indenture, including the Series Supplement, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that (A) such action shall not, as evidenced by an Opinion of Counsel of external counsel of the Issuer, adversely affect in any material respect the interests of the Holders and (B) the Rating Agency Condition shall have been satisfied with respect thereto;

(vi)        to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Storm Recovery Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)       to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act;

(viii)      to qualify the Storm Recovery Bonds for registration with a Clearing Agency;

(ix)         to satisfy any Rating Agency requirements; and

(x)         to authorize the appointment of any fiduciary for any tranche of the Storm Recovery Bonds required or advisable with the listing of any tranche of the Storm Recovery Bonds on any stock exchange and otherwise amend this Indenture to incorporate changes requested or required by any government authority, stock exchange authority or fiduciary for any tranche of the Storm Recovery Bonds in connection with such listing.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)        The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel of nationally recognized counsel of the Issuer experienced in structured finance transactions, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

SECTION 9.02.        Supplemental Indentures with Consent of Holders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of a majority of the Outstanding Amount of the Storm Recovery Bonds of each tranche to be affected, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Storm Recovery Bond of each tranche affected thereby:

(i)          change the date of payment of any installment of principal of or premium, if any, or interest on any Storm Recovery Bond of such tranche, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto;

(ii)        change the provisions of this Indenture and the Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or premium, if any, or interest on the Storm Recovery Bonds of such tranche, or change any place of payment where, or the coin or currency in which, any Storm Recovery Bond of such tranche or the interest thereon is payable;

(iii)        reduce the percentage of the Outstanding Amount of the Storm Recovery Bonds or of a tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iv)        reduce the percentage of the Outstanding Amount of the Storm Recovery Bonds required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(v)        modify any provision of this Section 9.02 or any provision of the other Basic Documents similarly specifying the rights of the Holders to consent to modification thereof, except to increase any percentage specified herein or to provide that those provisions of this Indenture or the other Basic Documents referenced in this Section 9.02 cannot be modified or waived without the consent of the Holder of each Outstanding Storm Recovery Bond affected thereby;

(vi)        modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Storm Recovery Bond on any Payment Date (including the calculation of any of the individual components of such calculation) or change the Expected Sinking Fund Schedule or Final Maturity Date of Storm Recovery Bonds;

(vii)       decrease the Required Capital Amount with respect to any Series;

(viii)      permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Storm Recovery Bond of the security provided by the Lien of this Indenture;

(ix)         cause any material adverse U.S. federal income tax consequence to the Seller, the Issuer, the Managers, the Indenture Trustee or the then-existing Holders; or

(x)          impair the right to institute suit for the enforcement of the provisions of this Indenture regarding payment or application of funds.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Issuer shall mail to the Rating Agencies a copy of such supplemental indenture and to the Holders to which such supplemental indenture relates either a copy of such supplemental indenture or a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.        Louisiana Commission Condition. Notwithstanding anything to the contrary in this Section 9.01 or 9.02, no indenture or indentures supplemental to this Indenture (other than the Series Supplement which shall not be subject to the Louisiana Commission Condition (as described in this Section 9.03)) shall be effective if such supplemental indenture or indentures increases Ongoing Financing Costs, except upon satisfaction of the conditions precedent in this Section 9.03.

(a)         The Issuer may submit the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, to the Louisiana Commission by delivering to the Louisiana Commission’s executive counsel a written request for such consent, which request shall contain:

(i)         a reference to Docket No. U-35807 and a statement as to the possible effect of the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, on Ongoing Financing Costs;

(ii)           an Officer’s Certificate stating that the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, has been approved by all parties to this Indenture, and if applicable, the Holders; and

(iii)           a statement identifying the person to whom the Louisiana Commission or its staff is to address its consent to the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, or request additional time.

(b)        Any proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, requiring the consent of the Louisiana Commission as provided in this Section 9.03 shall become effective on the later of:

(i)          the date proposed by the parties to the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be; or

(ii)        thirty-one (31) days after such submission of the proposed amendment, modification, waiver, supplement, termination, surrender or supplemental indenture, as the case may be, to the Louisiana Commission unless the Louisiana Commission issues an order disapproving the amendment within a thirty (30)-day period.

SECTION 9.04.        Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article IX or the modifications thereby of the Trust Estate, the Indenture Trustee shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized and permitted by this Indenture and all conditions precedent, if any, provided for in this Indenture relating to such supplemental indenture or modification have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. All fees and expenses in connection with any such supplemental indenture shall be paid by the requesting party.

SECTION 9.05.        Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each tranche of Storm Recovery Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.06.        Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.07.        Reference in Storm Recovery Bonds to Supplemental Indentures. Storm Recovery Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Storm Recovery Bonds so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Storm Recovery Bonds.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.  Compliance Certificates and Opinions, etc.

(a)         Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel the amendment is authorized and permitted and all such conditions precedent, if any, have been complied with and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)         a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)       a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)       a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)        Prior to the deposit of any collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Trust Estate or other property or securities to be so deposited.

(c)        Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in Section 10.01(b), the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to Section 10.01(b) and this Section 10.01(c), is ten (10) percent or more of the Outstanding Amount of the Storm Recovery Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one (1) percent of the Outstanding Amount of the Storm Recovery Bonds.

(d)        Whenever any property or securities are to be released from the Lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(e)         Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in Section 10.01(d), the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities with respect thereto, or securities released from the Lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then-current calendar year, as set forth in the certificates required by Section 10.01(d) and this Section 10.01(e), equals ten (10) percent or more of the Outstanding Amount of the Storm Recovery Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than the lesser of (A) $25,000 or (B) one (1) percent of the then Outstanding Amount of the Storm Recovery Bonds.

(f)         Notwithstanding any other provision of this Section 10.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the Storm Recovery Property and other assets in the Trust Estate as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents.

SECTION 10.02.    Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely conclusively upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 10.03.    Acts of Holders.

(a)         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)         The ownership of Storm Recovery Bonds shall be proved by the Storm Recovery Bond Register.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Storm Recovery Bond shall bind the Holder of every Storm Recovery Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Storm Recovery Bond.

SECTION 10.04.    Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)         in the case of the Issuer, to Cleco Securitization I LLC, 505 Cleco Drive Office Number 16, Pineville, Louisiana 71360-5226, Attention: Manager;

(b)           in the case of the Indenture Trustee, to the Corporate Trust Office;

(c)           in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email);

(d)         in the case of S&P, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email);

(e)         in the case of Fitch, to Fitch, Ratings, Inc., One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500; and

(f)          in the case of the Louisiana Commission, to Galvez Building, 12th Floor, 602 North Fifth Street, Baton Rouge, Louisiana 70802, Attention: Executive Secretary.

Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

The Indenture Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by the Issuer by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) subsequent to such transmission of written instructions, the Issuer shall provide the originally executed instructions or directions to the Indenture Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the Issuer providing such instructions or directions. If the Issuer elects to give the Indenture Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Indenture Trustee in its discretion elects to act upon such instructions, the Indenture Trustee's understanding of such instructions shall be deemed controlling. The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee's reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 10.05.    Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Holder affected by such event, at such Holder’s address as it appears on the Storm Recovery Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute a Default or Event of Default.

SECTION 10.06.    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.07.    Successors and Assigns. All covenants and agreements in this Indenture and the Storm Recovery Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 10.08.    Severability. Any provision in this Indenture or in the Storm Recovery Bonds that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.09.    Benefits of Indenture. Nothing in this Indenture or in the Storm Recovery Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 10.10.    Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Storm Recovery Bonds or this Indenture) payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 10.11.    GOVERNING LAW. This Indenture shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.12.    Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The Issuer and Indenture Trustee agree that this Indenture may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the Indenture Trustee) appearing on this Indenture are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Indenture may be made by facsimile, email or other electronic transmission. The Issuer agrees to assume all risks arising out of the use of digital signatures and electronic methods of submitting such signatures to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting upon documents with unauthorized signatures and the risk of interception and misuse by third parties.

SECTION 10.13.    Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at the Issuer’s cost and expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee or, if requested by the Indenture Trustee, external counsel of the Issuer) to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 10.14.    No Recourse to Issuer. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Storm Recovery Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (a) the Issuer, other than from the Trust Estate, (b) any owner of a membership interest in the Issuer (including Cleco Power) or (c) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including Cleco Power) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing. Notwithstanding any provision of this Indenture or the Series Supplement to the contrary, Holders shall look only to the Trust Estate with respect to any amounts due to the Holders hereunder and under the Storm Recovery Bonds and, in the event the Trust Estate is insufficient to pay in full the amounts owed on the Storm Recovery Bonds, shall have no recourse against the Issuer in respect of such insufficiency. Each Holder by accepting a Storm Recovery Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Storm Recovery Bonds.

SECTION 10.15.    Basic Documents. The Indenture Trustee is hereby authorized and directed to execute and deliver the Servicing Agreement and the Sale Agreement and to execute and deliver any other Basic Document that it is requested to acknowledge and accept.

SECTION 10.16.    No Petition. The Indenture Trustee, by entering into this Indenture, and each Holder, by accepting a Storm Recovery Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date that is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any bankruptcy or insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this Section 10.16 shall preclude, or be deemed to estop, such Holder or the Indenture Trustee (a) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer that is filed or commenced by or on behalf of a Person other than such Holder and is not joined in by such Holder (or any Person to which such Holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law or (b) from commencing or prosecuting any legal action that is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

SECTION 10.17.    Securities Intermediary. The Securities Intermediary, in acting under this Indenture, is entitled to all rights, benefits, protections, immunities and indemnities accorded to The Bank of New York Mellon Trust Company, National Association, in its capacity as Indenture Trustee under this Indenture.

SECTION 10.18.    Rule 17g-5 Compliance.

(a)         The Indenture Trustee agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Indenture Trustee to any Rating Agency under this Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the Storm Recovery Bonds or undertaking credit rating surveillance of the Storm Recovery Bonds shall be provided, substantially concurrently, to the Servicer for posting on a password-protected website (the “17g-5 Website”). The Servicer shall be responsible for posting all of the information on the 17g-5 Website.

(b)        The Indenture Trustee will not be responsible for creating or maintaining the 17g-5 Website, posting any information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 under the Exchange Act or any other law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance by the 17g-5 Website with this Indenture, Rule 17g-5 under the Exchange Act or any other law or regulation. The Indenture Trustee shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Storm Recovery Bonds or for the purposes of determining the initial credit rating of the Storm Recovery Bonds or undertaking credit rating surveillance of the Storm Recovery Bonds with any Rating Agency or any of its respective officers, directors or employees. The Indenture Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Servicer, the Rating Agencies, a nationally recognized statistical rating organization (“NRSRO”), any of their respective agents or any other party. Additionally, the Indenture Trustee shall not be liable for the use of the information posted on the 17g-5 Website, whether by the Servicer, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

SECTION 10.19.    Submission to Non-Exclusive Jurisdiction; Waiver of Jury Trial. Each of the Issuer and the Indenture Trustee and each Holder (by its acceptance of the Storm Recovery Bonds) hereby irrevocably submits to the non-exclusive jurisdiction of (A) any Louisiana State court and any New York State court sitting in The Borough of Manhattan in The City of New York or (B) any U.S. federal court sitting in Louisiana and any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Storm Recovery Bonds and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuer and the Indenture Trustee irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

SECTION 10.20.    Certain Tax Laws. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject related to the Basic Documents, the Issuer agrees (a) to provide to the Indenture Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so as to enable the Indenture Trustee to determine whether it has tax-related obligations under such applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) and (b) that the Indenture Trustee shall be entitled to make any withholding or deduction from payments under the Basic Documents to the extent necessary to comply with such applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) for which the Indenture Trustee shall not have any liability.

{SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Securities Intermediary have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and duly attested, all as of the day and year first above written.

CLECO SECURITIZATION I LLC, as Issuer

By:
Name: Title:

The Bank of New York Mellon Trust Company, National Association, as Indenture Trustee and as Securities Intermediary

By:
Name: Title:

Signature Page to Indenture

EXHIBIT A

FORM OF STORM RECOVERY BOND

See attached.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. {_____}	${__________}

Tranche Designation {__}	CUSIP No.: {__________}

THE PRINCIPAL OF THIS SERIES 2022-A, TRANCHE {__} SENIOR SECURED STORM RECOVERY BOND, (THIS “STORM RECOVERY BOND”) WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS STORM RECOVERY BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THE HOLDER OF THIS STORM RECOVERY BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE TRUST ESTATE, AS DESCRIBED IN THE INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS STORM RECOVERY BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS STORM RECOVERY BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF THIS STORM RECOVERY BOND, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER THAT IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION THAT IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

NEITHER THE FULL FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF LOUISIANA IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR INTEREST ON, THIS TRANCHE {__} SERIES 2022-A SENIOR SECURED STORM RECOVERY BOND

CLECO SECURITIZATION I LLC
SERIES 2022-A SENIOR SECURED STORM RECOVERY BONDS, TRANCHE {__}

BOND INTEREST RATE	ORIGINAL PRINCIPAL AMOUNT	SCHEDULED FINAL PAYMENT DATE	FINAL MATURITY DATE
{____}%	${__________}	{__________}, 20{__}	{__________}, 20{__}

Cleco Securitization I LLC, a limited liability company created under the laws of the State of Louisiana (herein referred to as the “Issuer”), for value received, hereby promises to pay to {__________}, or registered assigns, the Original Principal Amount shown above in annual installments on the Payment Dates and in the amounts specified below or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided below and ending on or before the Final Maturity Date shown above and to pay interest, at the Bond Interest Rate shown above, on each {__________} and {__________} or, if any such day is not a Business Day, the next Business Day, commencing on {__________}, 20{__} and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each, a “Payment Date”), on the principal amount of this Storm Recovery Bond. Interest on this Storm Recovery Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from the date of issuance. Interest will be computed on the basis of {__________}. Such principal of and interest on this Storm Recovery Bond shall be paid in the manner specified below.

The principal of and interest on this Storm Recovery Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Storm Recovery Bond shall be applied first to interest due and payable on this Storm Recovery Bond as provided above and then to the unpaid principal of and premium, if any, on this Storm Recovery Bond, all in the manner set forth in the Indenture.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Storm Recovery Bond shall not be entitled to any benefit under the Indenture referred to below or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually, electronically or in facsimile, by its Responsible Officer.

Date: {__________}, 20{__}	CLECO SECURITIZATION I LLC, as Issuer

By:
Name: Title:

INDENTURE TRUSTEE’S
CERTIFICATE OF AUTHENTICATION

Dated: {__________}, 20{__}

This is one of the Series 2022-A, Tranche {__} Senior Secured Storm Recovery Bonds, designated above and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name: Title:

This Senior Secured Storm Recovery Bond, Series 2022-A, tranche {__} is one of a duly authorized issue of Series 2022-A Senior Secured Storm Recovery Bonds of the Issuer (herein called the “Series 2022-A Bonds”), which Series are issuable in one or more tranches. The Series 2022-A Bonds consist of {__} tranches, including the Tranche {__} Series 2022-A Senior Secured Storm Recovery Bonds, which include this Senior Secured Storm Recovery Bond (herein called the “Tranche {__} Storm Recovery Bonds”), all issued and to be issued under that certain Indenture dated as of {         }, 2022 (as supplemented by the Series Supplement (as defined below), the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, National Association, in its capacity as indenture trustee (the “Indenture Trustee”, which term includes any successor indenture trustee under the Indenture) and in its separate capacity as a securities intermediary (the “Securities Intermediary”, which term includes any successor securities intermediary under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Series 2022-A Bonds. For purposes herein, “Series Supplement” means that certain Series Supplement dated as of {         }, 2022 between the Issuer and the Indenture Trustee. All terms used in this Tranche {__} Storm Recovery Bond that are defined in the Indenture, as amended, restated, supplemented or otherwise modified from time to time, shall have the meanings assigned to such terms in the Indenture.

All tranches of Series 2022-A Bonds are and will be equally and ratably secured by the Trust Estate pledged as security therefor as provided in the Indenture.

The principal of this Tranche {__} Storm Recovery Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account for the Series 2022-A Bonds are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Sinking Fund Schedule that is attached to the Series Supplement as Schedule A, unless payable earlier because an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders representing a majority of the Outstanding Amount of the Series 2022-A Bonds have declared the Series 2022-A Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Tranche {__} Storm Recovery Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Series 2022-A Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Series 2022-A Bonds representing a majority of the Outstanding Amount of the Series 2022-A Bonds have declared the Series 2022-A Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture). All principal payments on the Tranche {__} Storm Recovery Bonds shall be made pro rata to the Holders of the Tranche{__} Storm Recovery Bonds entitled thereto based on the respective principal amounts of the Tranche {__} Storm Recovery Bonds held by them.

Payments of interest on this Tranche {__} Storm Recovery Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche {__} Storm Recovery Bond (or one or more Predecessor Tranche {__} Storm Recovery Bonds) on the Storm Recovery Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the Series Supplement, except that (a) upon application to the Indenture Trustee by any Holder owning a Global Storm Recovery Bond evidencing this Tranche {__} Storm Recovery Bond not later than the applicable Record Date, payment will be made by wire transfer to an account maintained by such Holder, and (b) if this Tranche {__} Storm Recovery Bond is held in Book-Entry Form, payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Storm Recovery Bond evidencing this Tranche {__} Storm Recovery Bond unless and until such Global Storm Recovery Bond is exchanged for Definitive Storm Recovery Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to this Tranche {__} Storm Recovery Bond on a Payment Date, which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Storm Recovery Bond Register as of the applicable Record Date without requiring that this Tranche {__} Storm Recovery Bond be submitted for notation of payment. Any reduction in the principal amount of this Tranche {__} Storm Recovery Bond (or any one or more Predecessor Tranche {__} Storm Recovery Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche {__} Storm Recovery Bond and of any Tranche {__} Storm Recovery Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then-remaining unpaid principal amount of this Tranche {__} Storm Recovery Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice sent no later than five (5) days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche {__} Storm Recovery Bond and shall specify the place where this Tranche {__} Storm Recovery Bond may be presented and surrendered for payment of such installment.

The Issuer shall pay interest on overdue installments of interest at the Bond Interest Rate to the extent lawful.

This Tranche {__} Storm Recovery Bond is a “storm recovery bond” as such term is defined in the Securitization Act. Principal and interest on this Tranche {__} Storm Recovery Bond are payable from and secured primarily by the Storm Recovery Property authorized by the Financing Order.

The Securitization Act provides that the State of Louisiana pledges “to and agrees with bondholders, the owners of storm recovery property, and other financing parties that the state will not:

(1) Alter the provisions of this Part [the Securitization Act] which authorize the commission to create a contract right by the issuance of a financing order, to create storm recovery property, and to make the storm recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges;

(2) Take or permit any action that impairs or would impair the value of the storm recovery property; or

(3) Except as allowed under this Section [Section 1234 the Securitization Act] and except for adjustments under any true-up mechanism established by the commission, reduce, alter, or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related storm recovery bonds have been paid and performed in full. Nothing in this Paragraph shall preclude limitation or alteration if and when full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and full protection of the holders of storm recovery bonds and any assignee or financing party.”

In addition, the Financing Order provides that the Louisiana Commission “covenants, pledges and agrees it thereafter shall not amend, modify, or terminate th[e] Financing Order by any subsequent action, or reduce, impair, postpone, terminate, or otherwise adjust the storm recovery charges approved in th[e] Financing Order, or in any way reduce or impair the value of the storm recovery property created by th[e] Financing Order, except as may be contemplated by a refinancing authorized in strict accordance with the Securitization Act by a subsequent order of the Commission or by the periodic true up adjustments authorized by th[e] Financing Order, until the indefeasible payment in full of the storm recovery bonds and the related financing costs.”

The Issuer acknowledges that the purchase of this Tranche {__} Storm Recovery Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledges by the State of Louisiana and the Louisiana Commission.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Tranche {__} Storm Recovery Bond may be registered on the Storm Recovery Bond Register upon surrender of this Tranche {__} Storm Recovery Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by, (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Tranche {__} Storm Recovery Bonds of Authorized Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche {__} Storm Recovery Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or Section 2.06 of the Indenture not involving any transfer.

Each Holder, by acceptance of a Tranche {__} Storm Recovery Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Tranche {__} Storm Recovery Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (a) any owner of a membership interest in the Issuer (including Cleco Power) or (b) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including Cleco Power) in its respective individual or corporate capacities, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Holder by accepting a Tranche {__} Storm Recovery Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Tranche {__} Storm Recovery Bonds.

Prior to the due presentment for registration of transfer of this Tranche {__} Storm Recovery Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Tranche {__} Storm Recovery Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Tranche {__} Storm Recovery Bond and for all other purposes whatsoever, whether or not this Tranche {__} Storm Recovery Bond be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer with the consent of the Holders representing a majority of the Outstanding Amount of all Series 2022-A Storm Recovery Bonds at the time outstanding of each tranche to be affected and upon the satisfaction of the Rating Agency Condition and the Louisiana Commission Condition. The Indenture also contains provisions permitting the Holders representing specified percentages of the Outstanding Amount of the Series 2022-A Storm Recovery Bonds, on behalf of the Holders of all the Series 2022-A Storm Recovery Bonds, with the satisfaction of the Louisiana Commission Condition, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche {__} Storm Recovery Bond (or any one of more Predecessor Tranche {__} Storm Recovery Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche {__} Storm Recovery Bond and of any Tranche {__} Storm Recovery Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche {__} Storm Recovery Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders issued thereunder, but with the satisfaction of the Louisiana Commission Condition.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on a Series 2022-A Storm Recovery Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Tranche {__} Storm Recovery Bond.

The term “Issuer” as used in this Tranche {__} Storm Recovery Bond includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders under the Indenture.

The Tranche {__} Storm Recovery Bonds are issuable only in registered form in denominations as provided in the Indenture and the Series Supplement subject to certain limitations therein set forth.

This Tranche {__} Storm Recovery Bond, the Indenture and the Series Supplement shall be construed in accordance with the laws of the State of Louisiana, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Tranche {__} Storm Recovery Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Tranche {__} Storm Recovery Bond at the times, place and rate and in the coin or currency herein prescribed.

The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Tranche {__} Storm Recovery Bond, by acquiring any Tranche {__} Storm Recovery Bond or interest therein, (a) express their intention that, solely for the purpose of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Tranche {__} Storm Recovery Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the Trust Estate and (b) solely for purposes of U.S. federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Tranche {__} Storm Recovery Bonds are outstanding, agree to treat the Tranche {__} Storm Recovery Bonds as indebtedness of the sole owner of the Issuer secured by the Trust Estate unless otherwise required by appropriate taxing authorities.

ABBREVIATIONS

The following abbreviations, when used above on this Series 2022-A Storm Recovery Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	___________________ Custodian ______________________ (Custodian) (minor)
Under Uniform Gifts to Minor Act (____________________) (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ____________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Tranche {__} Storm Recovery Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ____________, attorney, to transfer said Tranche {__} Storm Recovery Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________
Signature Guaranteed:

The signature to this assignment must correspond with the name of the registered owner as it appears on the within Tranche {__} Storm Recovery Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE: Signature(s) must be guaranteed by an institution that is a member of: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other signature guaranty program acceptable to the Indenture Trustee.

EXHIBIT B

FORM OF SERIES SUPPLEMENT

See attached.

This SERIES SUPPLEMENT, dated as of {       }, 2022 (this “Supplement”), is by and between CLECO SECURITIZATION I LLC, a limited liability company created under the laws of the State of Louisiana (the “Issuer”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (“Bank”), in its capacity as indenture trustee (the “Indenture Trustee”) for the benefit of the Secured Parties under the Indenture dated as of {       }, 2022 (the “Indenture”), by and between the Issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as Indenture Trustee and in its separate capacity as a securities intermediary.

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of the Storm Recovery Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of a Series of the Storm Recovery Bonds with an initial aggregate principal amount of ${__________} to be known as Series 2022-A Senior Secured Storm Recovery Bonds (the “Series 2022-A Storm Recovery Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Series 2022-A Storm Recovery Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

With respect to the Series 2022-A Storm Recovery Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the Series 2022-A Storm Recovery Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the Storm Recovery Property created under and pursuant to the Financing Order U-35807-B issued April 1, 2022 (Docket No. U-35807) and the Securitization Law, and transferred by the Seller to the Issuer on the date hereof pursuant to the Sale Agreement (including, to the fullest extent permitted by applicable law, the right to impose, bill, charge, collect and receive the Storm Recovery Charges, the right to obtain periodic adjustments to the Storm Recovery Charges, and all revenues, collections, claims, rights to payments, payments, money and proceeds arising out of the rights and interests created under the Financing Order), (b) all Storm Recovery Charges related to the Storm Recovery Property, (c) the Sale Agreement and the Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and the Bill of Sale with respect to the Storm Recovery Property and the Series 2022-A Storm Recovery Bonds, (d) the Servicing Agreement, the Administration Agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the Storm Recovery Property and the Series 2022-A Storm Recovery Bonds, (e) the Collection Account for the Series 2022-A Storm Recovery Bonds, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (f) all rights to compel the Servicer to file for and obtain periodic adjustments to the Storm Recovery Charges in accordance with the Securitization Act and the Financing Order, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Storm Recovery Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, and (i) all payments on or under, and all proceeds in respect of, any or all of the foregoing (the “Trust Estate”), it being understood that the following do not constitute the Trust Estate: (x) cash that has been released pursuant to the terms of the Indenture, including Section 8.02(e)(x) of the Indenture and, following retirement of all Outstanding Series 2022-A Storm Recovery Bonds, pursuant to Section 8.02(e)(xii) of the Indenture, (y) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the Series 2022-A Storm Recovery Bonds (together with any interest earnings thereon) or (z) proceeds from the sale of the Series 2022-A Storm Recovery Bonds required to pay the purchase price for the Storm Recovery Property and paid pursuant to the Sale Agreement and upfront Financing Costs, it being understood that such amounts described in clause (x) and clause (y) above shall not be subject to Section 3.17 of the Indenture. This Supplement covers the foregoing described portion of the Storm Recovery Property described in the Financing Order.1 For the avoidance of doubt, any “storm recovery property” (as defined in the Securitization Act) created with respect to an Additional Series shall not be part of the Trust Estate.

1 La. R.S. 45:1229(D).

The foregoing Grant is made in trust to secure the Secured Obligations equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the Series 2022-A Storm Recovery Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture. The Indenture and this Supplement constitute a security agreement within the meaning of the Securitization Act and under the UCC to the extent that the provisions of the UCC are applicable hereto. The Issuer authorizes the Indenture Trustee (but the Indenture Trustee is not required) to file financing statements covering the Trust Estate, either as described above or by using more general terms as permitted by Section 9-504 of the Louisiana UCC; provided, however, that such authorization shall not be deemed an obligation.

The Indenture Trustee, as indenture trustee on behalf of the Holders, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1.      Designation. The Series 2022-A Storm Recovery Bonds shall be designated generally as the 2022-A Senior Secured Storm Recovery Bonds, and further denominated as tranches {__} through {__}.

SECTION 2.      Initial Principal Amount; Bond Interest Rate; Scheduled Final Payment Date; Final Maturity Date; Required Capital Amount. The Series 2022-A Storm Recovery Bonds of each tranche shall have the initial principal amount, bear interest at the rates per annum (the “Bond Interest Rate”) and shall have the Scheduled Final Payment Dates and the Final Maturity Dates set forth below:

Weighted Average Life	Initial Principal Amount	Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date
{__}	${__________}	{____}%	{_____}, 20{__}	{_____}, 20{__}
{__}	${__________}	{____}%	{_____}, 20{__}	{_____}, 20{__}

The Bond Interest Rate shall be computed by the Issuer on the basis of a 360-day year of twelve 30-day months.

The Required Capital Amount for the Series 2022-A Storm Recovery Bonds shall be equal to 0.50% of the initial principal amount thereof.

SECTION 3.      Authentication Date; Payment Dates; Expected Sinking Fund Schedule for Principal; Periodic Interest; Book-Entry Storm Recovery Bonds.

(a)         Authentication Date. The Series 2022-A Storm Recovery Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on {________} (the “Closing Date”) shall have as their date of authentication {________}.

(b)         Payment Dates. The “Payment Dates” for the Series 2022-A Storm Recovery Bonds are March 1 and September 1 of each year or, if any such date is not a Business Day, the next Business Day, commencing on March 1, 2023 and continuing until the earlier of repayment of the Series 2022-A Storm Recovery Bonds in full and the Final Maturity Date.

(c)         Expected Sinking Fund Schedule for Principal. Unless an Event of Default shall have occurred and be continuing, on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, in the following order and priority: {(1) to the holders of the Series 2022-A, Tranche {__} Storm Recovery Bonds, until the Outstanding Amount of the Series 2022-A, Tranche {__} Storm Recovery Bonds thereof has been reduced to zero; and (2) to the holders of the Series 2022-A, Tranche {__} Storm Recovery Bonds, until the Outstanding Amount of the Series 2022-A, Tranche {__} Storm Recovery Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any tranche on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such tranche of Series 2022-A Storm Recovery Bonds to the amount specified in the Expected Sinking Fund Schedule that is attached as Schedule A hereto for such tranche and Payment Date}.

(d)         Periodic Interest. “Periodic Interest” will be payable on each tranche of the Series 2022-A Storm Recovery Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the related tranche of Series 2022-A Storm Recovery Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related tranche of Series 2022-A Storm Recovery Bonds on such preceding Payment Date; provided, however, that, with respect to the initial Payment Date, or if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e)         Book-Entry Storm Recovery Bonds. The Series 2022-A Storm Recovery Bonds shall be Book-Entry Storm Recovery Bonds, and the applicable provisions of Section 2.11 of the Indenture shall apply to the Series 2022-A Storm Recovery Bonds.

SECTION 4.      Authorized Denominations. The Series 2022-A Storm Recovery Bonds shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for one bond, which may be a smaller denomination (the “Authorized Denominations”).

SECTION 5.      Delivery and Payment for the Series 2022-A Storm Recovery Bonds; Form of the Series 2022-A Storm Recovery Bonds. The Indenture Trustee shall deliver the Series 2022-A Storm Recovery Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series 2022-A Storm Recovery Bonds of each tranche shall be in the form of Exhibits {__} hereto.

SECTION 6.      Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken and construed as one and the same instrument. This Supplement amends, modifies and supplements the Indenture only insofar as it relates to the Series 2022-A Storm Recovery Bonds.

SECTION 7.      Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 8.      Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 9.      Issuer Obligation. No recourse may be taken directly or indirectly by the Holders with respect to the obligations of the Issuer on the Series 2022-A Storm Recovery Bonds, under the Indenture or this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (a) any owner of a beneficial interest in the Issuer (including Cleco Power) or (b) any shareholder, partner, owner, beneficiary, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including Cleco Power) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed. Each Holder by accepting a Series 2022-A Storm Recovery Bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series 2022-A Storm Recovery Bonds.

SECTION 10.  Indenture Trustee Disclaimer. The Indenture Trustee is not responsible for the validity or sufficiency of this Supplement or for the recitals contained herein.

SECTION 11.  Submission to Non-Exclusive Jurisdiction; Waiver of Jury Trial. Each of the Issuer and the Indenture Trustee and each Holder (by its acceptance of the Storm Recovery Bonds) hereby irrevocably submits to the non-exclusive jurisdiction of (A) any Louisiana State court and any New York State court sitting in The Borough of Manhattan in The City of New York or (B) any U.S. federal court sitting in Louisiana and any U.S. federal court sitting in The Borough of Manhattan in The City of New York in respect of any suit, action or proceeding arising out of or relating to this Supplement and the Series 2022-A Storm Recovery Bonds and irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the Issuer and the Indenture Trustee irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CLECO SECURITIZATION I LLC, as Issuer

By:
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee and as Securities Intermediary

By:
Name: Title:

SCHEDULE A
TO SERIES SUPPLEMENT

Expected SINKING FUND Schedule

Outstanding Principal Balance

Date	Tranche {__}	Tranche {__}
Closing Date	${__________}	${__________}
{__________}, 2022	${__________}	${__________}
{__________}, 2022	${__________}	${__________}
{__________}, 2022	${__________}	${__________}

EXHIBIT {__}
TO SERIES SUPPLEMENT

FORM OF TRANCHE {__} OF SERIES 2022-A SENIOR SECURED STORM RECOVERY

BONDS

{__________}

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED
BY INDENTURE TRUSTEE IN ASSESSMENT OF COMPLIANCE

Regulation AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports: (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

C-1

Regulation AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets, including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

C-2

APPENDIX A

DEFINITIONS

This is Appendix A to the Indenture.

A. Defined Terms. As used in the Indenture, the following terms have the following meanings:

“17g-5 Website” means the password-protected website on which the Servicer shall post any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Indenture Trustee to any Rating Agency under the Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the Storm Recovery Bonds or undertaking credit rating surveillance.

“Act” means an instrument or instruments embodying and evidencing a request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders.

“Additional Series” means the issuance by the Issuer of any series of Storm Recovery Bonds issued after the date hereof, upon the satisfaction of the conditions set forth in Section 3.22 of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, by and between Cleco Power, as Administrator, and the Issuer.

“Administration Fee” is defined in Section 2(a) of the Administration Agreement.

“Administrator” means Cleco Power.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means Sections 1471 through 1474 of the Internal Revenue Code and any regulations, or agreements thereunder or official interpretations thereof.

“Authorized Denominations” means denominations of $2,000 and integral multiples of $1,000 in excess thereof, which the Series 2022-A Storm Recovery Bonds shall be issuable in, except for one bond, which may be a smaller denomination.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Basic Documents” means the Indenture, Series Supplement, the Issuer’s Articles of Organization and Initial Report, the LLC Agreement, the Administration Agreement, the Sale Agreement, the Bill of Sale, the Servicing Agreement, each Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.

Appendix A-1

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(i) of the Sale Agreement.

“Bond Interest Rate” means the rates per annum at which the Storm Recovery Bonds will bear interest, as set forth in the Series Supplement.

“Book-Entry Form” means, with respect to any Storm Recovery Bond, that such Storm Recovery Bond is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the Series Supplement pursuant to which such Storm Recovery Bond was issued.

“Book-Entry Storm Recovery Bonds” means any Storm Recovery Bonds issued in Book-Entry Form; provided, however, that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Storm Recovery Bonds are to be issued to the Holder of such Storm Recovery Bonds, such Storm Recovery Bonds shall no longer be “Book-Entry Storm Recovery Bonds”.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or New Orleans, Louisiana, are, or The Depository Trust Company is, required or authorized by law or executive order to remain closed.

“Capital Subaccount” means the capital subaccount established by the Indenture Trustee pursuant to Section 8.02(a) of the Indenture.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Cleco Power” means Cleco Power LLC.

“Closing Date” means the date on which the Storm Recovery Bonds are originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement.

“Code” means Internal Revenue Code.

“Collection Account” means one or more segregated trust accounts opened by the Issuer in the Indenture Trustee’s name for the deposit of Storm Recovery Charges and all other amounts received with respect to the Trust Estate.

“Covenant Defeasance Option” has the meaning set forth in Section 4.01(b) of the Indenture.

“Customers” means any existing or future Louisiana Commission-jurisdictional customer who remain attached to Cleco Power’s (or its successor’s or assignee’s) electric transmission or distribution lines, and who, via such lines, receive any type of service from Cleco Power (or its successors or assignees) under rate schedules or special contracts approved by the Louisiana Commission.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Appendix A-2

“Definitive Storm Recovery Bonds” has the meaning set forth in Section 2.13 of the Indenture.

“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.

“Eligible Institution” means:

(a) the corporate trust department of the Indenture Trustee, so long as any of the securities of the Indenture Trustee are rated (i) either a short-term credit rating from Moody’s and Fitch of at least “P-1” and “F-1”, respectively or a long-term unsecured debt rating from Moody’s and Fitch of at least “A2” and “A”, respectively, and (ii) have a credit rating from S&P of at least “A”; or

(b) the trust department of a depository institution organized under the laws of the United States of America or any state or domestic branch of a foreign bank whose deposits are insured by the Federal Deposit Insurance Corporation, and has either:

(i)        with respect to specified investments having a maturity of greater than one month, a long-term unsecured debt rating of “AA-” or higher by S&P, “A2” or higher by Moody’s and “A” or higher by Fitch, or

(ii)        a short-term issuer rating of “A-1” or higher by S&P, “P-1” or higher by Moody’s and “F1” or higher by Fitch;

provided, however, that if an Eligible Institution then being utilized for any purposes under the Indenture or the Series Supplement no longer meets the definition of Eligible Institution, then the Issuer shall replace such Eligible Institution within sixty (60) days of such Eligible Institution no longer meeting the definition of Eligible Institution.

“Eligible Investments” means instruments or investment property that evidence:

(a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b) demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of, bank deposit products of or bankers’ acceptances issued by, any depository institution (including, but not limited to, bank deposit products of the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated at least A-1, P-1 and F-1 or their equivalents by each of S&P, Moody's and Fitch, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Storm Recovery Bonds;

(c) commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other commercial paper issued by Cleco Power or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of least “A-1”, “P-1” and “F1” or their equivalents by each of S&P, Moody’s and Fitch or such lower rating as not result in the downgrading or withdrawal of the ratings of the Storm Recovery Bonds;

Appendix A-3

(d) investments in money market funds having a rating from Moody’s, S&P and if Fitch provides a rating thereon, Fitch, of “Aaa”, “AAA” and “AAA”, respectively, including funds for which the Indenture Trustee or any of its Affiliates act as investment manager or advisor;

(e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions;

(f) repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker-dealer acting as principal and that meets certain ratings criteria set forth below; provided, however, that if an Eligible Institution then being utilized for any purposes under the Indenture or the Series Supplement no longer meets the definition of Eligible Institution (including clauses (e) and (f) of this definition of Eligible Investments), then the Issuer shall replace such Eligible Institution within sixty (60) days of such Eligible Institution no longer meeting the definition of Eligible Institution:

(i)        a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by S&P and, if Fitch provides a rating thereon, “F1” by Fitch at the time of entering into such repurchase obligation; or

(ii)        an unrated broker/dealer, acting as principal, that is a wholly owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by S&P and, if Fitch provides a rating thereon, “F1” by Fitch at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; and

(g) any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments that are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing: (1) no investments that mature in 30 days or more shall be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s and also has a long-term unsecured debt rating of at least “A” from S&P; (2) no investments described in clauses (b) through (d) above that have maturities of more than 30 days but less than or equal to 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (3) no investments described in clauses (b) through (d) above that have maturities of more than 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (4) no investments described in bullet points (b) through (d) above which have a maturity of 60 days or less will be Eligible Investments unless such investments have a rating from S&P of at least “A-1”; and (5) no investments described in bullet points (b) through (d) above which have a maturity of more than 60 days will be Eligible Investments unless such investments have a rating from S&P of at least “AA-”, “A-1+” or “AAAm”.

Appendix A-4

“Event of Default” has the meaning set forth in Section 5.01 of the Indenture.

“Excess Funds Subaccount” means the excess funds subaccount established by the Indenture Trustee pursuant to Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Sinking Fund Schedule” means the Schedule A to the Series Supplement.

“Final Maturity Date” means, with respect to each Series of tranche of Storm Recovery Bonds, the final maturity date therefor as specified in the applicable Series Supplement.

“Financing Order” means the Financing Order U-35807-B issued on April 1, 2022 (Docket No. U-35807) pursuant to the Securitization Act.

“Fitch” means Fitch Ratings, Inc. or any successor in interest. References to Fitch are effective so long as Fitch is a rating agency.

“General Subaccount” means the general subaccount established by the Indenture Trustee pursuant to Section 8.02(a) of the Indenture.

“Global Storm Recovery Bonds” means one or more bonds evidencing the Storm Recovery Bonds, which (a) shall be an aggregate original principal amount equal to the aggregate original principal amount of the Storm Recovery Bonds to be issued pursuant to the Issuer Order, (b) shall be registered in the name of the Clearing Agency therefor or its nominee, (c) shall be delivered by the Indenture Trustee pursuant to such Clearing Agency’s or such nominee’s instructions and (d) shall bear a legend substantially to the effect set forth in Exhibit A to the Form of Series Supplement.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the Trust Estate shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holders” means the holders of the Storm Recovery Bonds.

“indenture securities” means the Storm Recovery Bonds.

Appendix A-5

“indenture security holder” means a Holder.

“indenture to be qualified” means the Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“Indenture Trustee” means The Bank of New York Mellon Trust Company, National Association, a national banking association, as indenture trustee for the benefit of the Holders, or any other indenture trustee for the benefit of the Holders, under the Indenture.

“Indenture Trustee Cap” has the meaning set forth in Section 8.02(e)(i) of the Indenture.

“Independent” means, when used with respect to any specified Person, that the Person:

(a) is in fact independent of the Issuer, any other obligor upon the Storm Recovery Bonds, the Servicer and any Affiliate of any of the foregoing Persons,

(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons and

(c) is not connected with the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager Fee” is defined in Section 7.03(a) of the LLC Agreement and shall initially be $5,000 per annum.

“Independent Manager” is defined in Appendix A of the LLC Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuer” means Cleco Securitization I LLC, a Louisiana limited liability company, or any successor thereto pursuant to the Indenture.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or the Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or the Paying Agent, as applicable.

Appendix A-6

“Legal Defeasance Option” has the meaning set forth in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, pertaining to the Storm Recovery Bonds, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Cleco Securitization I LLC, dated as of [●], 2022.

“Louisiana Commission” means the Louisiana Public Service Commission or any successor entity thereto.

“Louisiana Commission Condition” has the meaning set forth in Section 9.03 of the Indenture.

“Louisiana Commission Pledge” means the pledge of the Louisiana Commission found in Part VI(G) of the Financing Order.

“Louisiana Filing Officer” means the clerk of the court of any other parish in Louisiana.

“Louisiana UCC” means the Uniform Commercial Code as in effect in the State of Louisiana.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the first paragraph of the LLC Agreement.

“Monthly Servicer's Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor in interest. References to Moody’s are effective so long as Moody’s is a rating agency.

“NRSRO” means a nationally recognized statistical rating organization.

“obligor” means, on the Storm Recovery Bonds, the Issuer and any other obligor on the Storm Recovery Bonds.

“Officer’s Certificate” means a certificate signed, in the case of Cleco Power, by:

(a) any manager, the chairman of the board, the chief executive officer, the president, the vice chairman or any executive vice president, senior vice president or vice president; and

(b) the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Ongoing Financing Costs” means the ongoing financing costs described as such in the Financing Order, including Operating Expenses, any necessary replenishment of the Capital Subaccount, any deficiency between the Capital Subaccount’s income from investment and the amount of return on investment earned by the Seller, and any other costs identified in the Basic Documents; provided, however, that Ongoing Financing Costs do not include the Issuer’s costs of issuance of the Storm Recovery Bonds.

Appendix A-7

“Operating Expenses” means, with respect to the Issuer, all fees, costs and expenses owed by the Issuer with respect to the Storm Recovery Bonds, including all amounts owed by the Issuer to the Indenture Trustee (including any indemnity payments to the Indenture Trustee), the Servicing Fee, the Administration Fee, the costs and expenses incurred by the Seller in connection with the performance of the Seller’s obligations under Section 4.08 of the Sale Agreement, the costs and expenses incurred by the Servicer in connection with the performance of the Servicer’s obligations under Section 5.02(d) of the Servicing Agreement, the fees payable by the Issuer to the independent manager of the Issuer, administrative expenses, including external legal and external accounting fees, ratings maintenance fees, and all other costs and expenses recoverable by the Issuer under the terms of the Financing Order.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the Servicer or the Issuer, which counsel shall be reasonably acceptable to the Indenture Trustee, the Louisiana Commission, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Indenture Trustee, if applicable.

“Outstanding” with respect to Storm Recovery Bonds means, as of the date of determination, all Storm Recovery Bonds theretofore authenticated and delivered under the Indenture except:

(a) Storm Recovery Bonds theretofore canceled by the Storm Recovery Bond Registrar or delivered to the Storm Recovery Bond Registrar for cancellation;

(b) Storm Recovery Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Storm Recovery Bonds; provided, however, that if such Storm Recovery Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee; and

(c) Storm Recovery Bonds in exchange for or in lieu of other Storm Recovery Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Storm Recovery Bonds are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Storm Recovery Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Storm Recovery Bonds owned by the Issuer, any other obligor upon the Storm Recovery Bonds, Cleco Power or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Storm Recovery Bonds that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Storm Recovery Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Storm Recovery Bonds and that the pledgee is not the Issuer, any other obligor upon the Storm Recovery Bonds, the Servicer or any Affiliate of any of the foregoing Persons.

Appendix A-8

“Outstanding Amount” means the aggregate principal amount of all Outstanding Storm Recovery Bonds, or, if the context requires, all Outstanding Storm Recovery Bonds of a tranche, Outstanding at the date of determination.

“Outstanding Storm Recovery Bonds” means the Storm Recovery Bonds Outstanding at the date of determination.

“Paying Agent” means the entity so designated in Section 3.03 of the Indenture or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Storm Recovery Bonds on behalf of the Issuer.

“Payment Date” has the meaning set forth in Section 3(b) of the Series Supplement.

“Periodic Interest” means the interest payable on each tranche of the Storm Recovery Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the related tranche of Storm Recovery Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related tranche of Storm Recovery Bonds on such preceding Payment Date; provided, however, that, with respect to the initial Payment Date, or if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Storm Recovery Bonds” means, with respect to any particular Storm Recovery Bond, every previous Storm Recovery Bond evidencing all or a portion of the same debt as that evidenced by such particular Storm Recovery Bond, and, for the purpose of this definition, any Storm Recovery Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Storm Recovery Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Storm Recovery Bond.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Protected Purchaser” means has the meaning specified in Section 8-303 of the Louisiana UCC.

“Rating Agency” means any rating agency rating the Storm Recovery Bonds, at the time of issuance at the request of the Issuer, which initially shall be Moody’s, Fitch and S&P. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, written notice of which designation shall be given to the Indenture Trustee, the Louisiana Commission and the Servicer.

Appendix A-9

“Rating Agency Condition” means, with respect to any action, at least ten (10) Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of the Storm Recovery Bonds and that prior to the taking of the proposed action no other Rating Agency shall have provided written notice to the Issuer that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such Tranche of the Storm Recovery Bonds; provided, that, if within such ten (10) Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (i) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (ii) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) Business Days following such second (2nd) request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Storm Recovery Bond is registered on the Storm Recovery Bond Register.

“Required Capital Amount” means the amount specified as such in the Series Supplement therefor.

“Responsible Officer” means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Director, Managing Officer, associate, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Indenture Trustee having direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Return on Invested Capital” means, for any Payment Date with respect to any Remittance Period, the sum of (i) the rate of return, payable to Cleco Power, on its capital contribution in the Issuer which amount has been deposited by the Issuer into the Capital Subaccount, equal to the rate of interest payable on the longest maturing tranche of Storm Recovery Bonds on the basis of a 360-day year of twelve (12) 30-day months plus (ii) any Return on Invested Capital not paid on any prior Payment Date.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor in interest. References to S&P are effective so long as S&P is a rating agency.

“Sale Agreement” means the Storm Recovery Property Sale Agreement dated as of the date hereof, relating to the Storm Recovery Property, between the Seller and the Issuer, as the same may be amended and supplemented from time to time.

“Scheduled Final Payment Date” means, with respect to the Storm Recovery Bonds, the date with respect to each tranche when all interest and principal is scheduled to be paid in accordance with the Expected Sinking Fund Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date shall be the last Scheduled Payment Date set forth in the Expected Sinking Fund Schedule. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the latest maturing tranche of Storm Recovery Bonds.

Appendix A-10

“Scheduled Payment Dates” means, with respect to each tranche of Storm Recovery Bonds, each Payment Date on which principal for such tranche is to be paid in accordance with the Expected Sinking Fund Schedule for such tranche.

“SEC” means the Securities and Exchange Commission.

“Securities Intermediary” means The Bank of New York Mellon Trust Company, National Association, a national banking association, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Securitization Act” means the “Louisiana Electric Utility Storm Recovery Securitization Act,” as amended, codified at La. R.S. 45:1226-1240.

“Seller” means Cleco Power, or its successor, in its capacity as seller of the Storm Recovery Property to the Issuer pursuant to the Sale Agreement.

“Semi-Annual Servicer's Certificate” is defined in Section 4.01(g)(i) of the Servicing Agreement.

“Series” means any series of Storm Recovery Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

“Series Supplement” means an indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of Storm Recovery Bonds.

“Servicer” means Cleco Power.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicing Agreement” means the Storm Recovery Property Servicing Agreement, dated as of the date hereof, by and between the Issuer and Cleco Power, and acknowledged and accepted by the Indenture Trustee, relating to the Storm Recovery Property as the same may be amended and supplemented from time to time.

“Special Payment Date” means the date on which, with respect to the Storm Recovery Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Storm Recovery Bonds of such Series that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means the date at least fifteen (15) Business Days prior to the Special Payment Date.

“Storm Recovery Bond Register” means the register provided by the Issuer pursuant to Section 2.05 of the Indenture.

“Storm Recovery Bond Registrar” means the Indenture Trustee for the purpose of registering the Storm Recovery Bond and transfers of Storm Recovery Bonds pursuant to Section 2.05 of the Indenture.

Appendix A-11

“Storm Recovery Bonds” means any of the Senior Secured Storm Recovery Bonds issued by the Issuer pursuant to the Indenture.

“Storm Recovery Charges” means the nonbypassable amounts to be charged for the use or availability of electric services, approved by the Louisiana Commission in the Financing Order to recover financing costs, that shall be collected by Cleco Power, its successors, assignees or other collection agents as provided for in the Financing Order.

“Storm Recovery Charge Collections” means Storm Recovery Charges actually received by the Servicer to be remitted to the Collection Account.

“Storm Recovery Property” means all of Seller’s rights and interest under the Financing Order (including, without limitation, rights to impose, collect and receive the “storm recovery charges” (as defined in the Securitization Act) approved in such Financing Order) issued by the Louisiana Commission on April 1, 2022 (Docket No. U-35807) pursuant to the Securitization Act, except the rights of Seller to earn and receive a rate of return on its invested capital in the Issuer, to receive administration and servicer fees, to withdraw funds from its restricted storm recovery reserve funded by the proceeds from the sale of the Storm Recovery Property, or to use the Seller’s remaining portion of those proceeds.

“Subaccount” means, individually, the General Subaccount, the Excess Funds Subaccount, and the Capital Subaccount.

“Subsequent Financing Order” means, a financing order of the Louisiana Commission under the Securitization Act issued to Cleco Power subsequent to the Financing Order.

“Successor Servicer” means (i) a successor to Cleco Power pursuant to Section 6.03 of the Servicing Agreement or (ii) a successor Servicer appointed by the Trustee pursuant to Section 7.04 of the Servicing Agreement which in each case will succeed to all the rights and duties of the Servicer under the Servicing Agreement.

“Temporary Storm Recovery Bonds” means Storm Recovery Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Storm Recovery Bonds pursuant to Section 2.04 of the Indenture.

“True-Up Adjustment” means an adjustment to the Storm Recovery Charges in accordance with Section 4.01(b), (c), (d) or (e) of the Servicing Agreement.

“Trust Estate” has the meaning set forth in the Series Supplement.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the Closing Date, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriting Agreement” means any underwriting agreement entered into by the Issuer, Cleco Power and the underwriters parties thereto in connection with the issuance of a separate Series of Storm Recovery Bonds in accordance with a Financing Order.

B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in the Indenture are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in the Indenture shall control. As used in the Indenture, the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings. All references to any Person shall include such Person’s permitted successors.

Appendix A-12

C. Computation of Time Periods. Unless otherwise stated in the Indenture, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

D. Reference; Captions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in the Indenture shall refer to the Indenture as a whole and not to any particular provision of the Indenture; and references to “Section”, “subsection”, “Schedule” and “Exhibit” in the Indenture are references to Sections, subsections, Schedules and Exhibits in or to the Indenture unless otherwise specified in the Indenture. The various captions (including the tables of contents) in the Indenture are provided solely for convenience of reference and shall not affect the meaning or interpretation of the Indenture.

E. The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

Appendix A-13